                                                                     EXHIBIT 4.1

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                      AMONG

                           FLEET CAPITAL CORPORATION,

                          SOUTHWEST BANK OF TEXAS, N.A.

                                       AND

                             WHITNEY NATIONAL BANK,

                                   AS LENDERS

                           FLEET CAPITAL CORPORATION,

                            AS AGENT FOR THE LENDERS

                          CAL DIVE INTERNATIONAL, INC.,

                        ENERGY RESOURCE TECHNOLOGY, INC.,

                                 AQUATICA, INC.

                                       AND

                              CANYON OFFSHORE, INC.

                                  AS BORROWERS

                           DATED: FEBRUARY _____, 2002

                                TABLE OF CONTENTS

ARTICLE 1.        GENERAL DEFINITIONS.............................................................................2
         Section 1.1       Defined Terms..........................................................................2
         Section 1.2       Accounting Terms......................................................................20
         Section 1.3       Other Terms...........................................................................21
         Section 1.4       Certain Matters of Construction.......................................................21
         Section 1.5       The Term "Borrower" or Borrowers".....................................................21

ARTICLE 2.        CREDIT FACILITY................................................................................21
         Section 2.1       Revolving Loans.......................................................................21
         Section 2.2       Vessel Sublimit.......................................................................22
         Section 2.3       Overadvances..........................................................................22
         Section 2.4       Manner of Borrowing...................................................................23
         Section 2.5       Letters of Credit; LC Guaranties......................................................23
         Section 2.6       All Loans to Constitute One Obligation................................................29
         Section 2.7       Loan Account..........................................................................29
         Section 2.8       Joint and Several Liability: Rights of Contribution...................................29
         Section 2.9       Contribution of Lenders; Non-Ratable Loans............................................30

ARTICLE 3.        INTEREST, FEES, TERM, REDUCTION AND REPAYMENT..................................................35
         Section 3.1       Interest, Fees and Charges............................................................35
         Section 3.2       Additional Provisions Regarding LIBOR Loans...........................................39
         Section 3.3       Term of Agreement.....................................................................41
         Section 3.4       Early Termination by Borrower.........................................................41
         Section 3.5       Effect of Termination.................................................................41
         Section 3.6       Payments..............................................................................42
         Section 3.7       Application of Payments and Collections...............................................42
         Section 3.8       Statements of Account.................................................................43
         Section 3.9       Increased Costs.......................................................................44
         Section 3.10      Basis for Determining Interest Rate Inadequate or Unfair..............................45

ARTICLE 4.        COLLATERAL: GENERAL TERMS......................................................................45
         Section 4.1       Security Interest in Collateral.......................................................45
         Section 4.2       Other Collateral......................................................................47
         Section 4.3       Lien on Vessels.......................................................................47
         Section 4.4       Negative Pledge.......................................................................48
         Section 4.5       Representations, Warranties and Covenants.............................................48
         Section 4.6       Lien Perfection.......................................................................49
         Section 4.7       Location of Collateral................................................................49
         Section 4.8       Insurance of Collateral...............................................................49
         Section 4.9       Protection of Collateral..............................................................50

ARTICLE 5.        PROVISIONS RELATING TO ACCOUNTS................................................................50
         Section 5.1       Representations, Warranties and Covenants.............................................50
         Section 5.2       Assignments, Records and Schedules of Accounts........................................51

         Section 5.3       Administration of Accounts............................................................52
         Section 5.4       Collection of Accounts................................................................52

ARTICLE 6.        PROVISIONS RELATING TO EQUIPMENT, VESSELS AND OFFSHORE PLATFORMS...............................53
         Section 6.1       Representations, Warranties and Covenants.............................................53
         Section 6.2       Evidence of Ownership of Equipment and Vessels........................................53
         Section 6.3       Records and Schedules of Equipment and the Vessels....................................53
         Section 6.4       Dispositions..........................................................................53

ARTICLE 7.        REPRESENTATIONS AND WARRANTIES.................................................................54
         Section 7.1       General Representations and Warranties................................................54
         Section 7.2       Solvent Financial Conditions..........................................................56
         Section 7.3       Survival of Representations and Warranties............................................61

ARTICLE 8.        COVENANTS AND CONTINUING AGREEMENTS............................................................61
         Section 8.1       Affirmative Covenants.................................................................61
         Section 8.2       Negative Covenants....................................................................69
         Section 8.3       Specific Financial Covenants..........................................................74

ARTICLE 9.        CONDITIONS PRECEDENT...........................................................................74
         Section 9.1       Documentation.........................................................................74
         Section 9.2       Other Conditions......................................................................76

ARTICLE 10.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT..............................................77
         Section 10.1      Events of Default.....................................................................77
         Section 10.2      Acceleration of the Obligations.......................................................80
         Section 10.3      Remedies..............................................................................80
         Section 10.4      Remedies Cumulative: No Waiver........................................................81

ARTICLE 11.       THE AGENT......................................................................................82
         Section 11.1      Authorization and Action..............................................................82
         Section 11.2      Agent's Reliance, Etc.................................................................82
         Section 11.3      Fleet and Affiliates..................................................................82
         Section 11.4      Lender Credit Decision................................................................83
         Section 11.5      Indemnification.......................................................................83
         Section 11.6      Successor Agent.......................................................................83
         Section 11.7      Communications to and from Agent......................................................83
         Section 11.8      Limitations of Agency.................................................................84
         Section 11.9      No Representations or Warranty........................................................84
         Section 11.10     Distribution..........................................................................84
         Section 11.11     Limitation of Suits...................................................................84
         Section 11.12     Right of Setoff.......................................................................84

ARTICLE 12.       MISCELLANEOUS..................................................................................85
         Section 12.1      Power of Attorney.....................................................................85
         Section 12.2      Indemnity.............................................................................86

         Section 12.3      Reimbursement of Expenses.............................................................87
         Section 12.4      Indulgences Not Waivers...............................................................87
         Section 12.5      Severability..........................................................................88
         Section 12.6      Modification of Agreement; Sale of Interest...........................................88
         Section 12.7      Cumulative Effect: Conflict of Terms..................................................92
         Section 12.8      Execution in Counterparts.............................................................92
         Section 12.9      Notice................................................................................92
         Section 12.10     Agent or Lenders' Consent.............................................................93
         Section 12.11     Time of Essence.......................................................................93
         Section 12.12     Interpretation........................................................................93
         Section 12.13     No Fiduciary Relationship or Joint Venture............................................93
         Section 12.14     Publicity.............................................................................93
         Section 12.15     Destruction of Borrower's Documents...................................................93
         Section 12.16     Nonapplicability of Chapter 346.......................................................94
         Section 12.17     No Preservation or Marshaling.........................................................94
         Section 12.18     GOVERNING LAW; CONSENT TO FORUM.......................................................94
         Section 12.19     WAIVERS BY BORROWER...................................................................95
         Section 12.20     DTPA WAIVER...........................................................................95
         Section 12.21     ORAL AGREEMENTS INEFFECTIVE...........................................................96
         Section 12.22     RELEASE...............................................................................96
         Section 12.23     Amendment and Restatement.............................................................96


Exhibit A -- Form of Note
Exhibit B -- Form of Borrowing Notice
Exhibit C -- Location of Collateral
Exhibit D -- Organization and Qualification
Exhibit E -- List Corporate Names
Exhibit F -- List of Patents, Trademarks, Copyrights and Licenses
Exhibit G -- Capital Structure
Exhibit H -- Shareholder Agreements
Exhibit I -- List of Restrictions
Exhibit J -- List of Litigation
Exhibit K -- ERISA
Exhibit L -- List of Tax Liability
Exhibit M -- List of Taxing Authorities
Exhibit N -- List of Labor Relations
Exhibit O -- List of Existing Environmental Violations
Exhibit P -- List of Surety Obligations
Exhibit Q -- List of Capitalized Leases
Exhibit R -- List of Operating Leases
Exhibit S -- Form of Compliance Certificate
Exhibit T -- Form of Tax Certificate
Exhibit U -- List of Other Guaranties
Exhibit V -- List of Liens
Exhibit W -- Material Changes since November 30, 2001.

Exhibit X -- Form of Borrowing Base Certificate
Exhibit Y -- Form of Assignment and Acceptance

Schedules

Schedule 1 -- List of Lenders
Schedule 2 -- List of Vessels
Schedule 3 -- Reduction Amounts

                        SECOND AMENDED AND RESTATED LOAN
                             AND SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made this _____ day of February, 2002, by and among FLEET CAPITAL CORPORATION, a Rhode Island corporation (in its individual capacity, "Fleet"), successor in interest by assignment to Shawmut Capital Corporation ("Shawmut"), with an office at 5050 Sherry Lane, Suite 300, Dallas, Texas 75225; SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Southwest") with an office at 5 Post Oak Park, 4400 Post Oak Parkway, Houston, Texas 77027; WHITNEY NATIONAL BANK, a national banking association ("Whitney") with an office at New Orleans, Louisiana (Fleet, Whitney and Southwest being referred to herein collectively as the "Lenders"), Fleet as Agent for the Lenders (the "Agent"); CAL DIVE INTERNATIONAL, INC. ("Cal Dive"), a Minnesota corporation, ENERGY RESOURCE TECHNOLOGY, INC. ("ERT"), a Delaware corporation, AQUATICA, INC. ("Aquatica"), a Louisiana corporation and CANYON OFFSHORE, INC. ("Canyon"), a Texas corporation (Cal Dive, ERT, Aquatica and Canyon being referred to individually and collectively as "Borrower"), each Borrower having its chief executive office at 400 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-3500.

                             PRELIMINARY STATEMENTS

A. On August 3, 1993, Barclays Business Credit, Inc. ("Barclays") and Cal Dive entered into that certain Loan and Security Agreement, as amended by (i) that certain First Amendment to Loan and Security Agreement, dated as of August 31, 1994, executed by Barclays and Cal Dive, and
         (ii) that certain Letter Agreement, dated as of December 30, 1994 by Barclays pursuant to which Barclays agreed to make loans and advances to Cal Dive in accordance with the terms thereof.

B. On May 23, 1995, Shawmut and Cal Dive entered into that certain Amended and Restated Loan and Security Agreement, as so amended by First Amendment dated September 19, 1995, Second Amendment dated March 8, 1996, Third Amendment dated October 2, 1996, Fourth Amendment dated January 7, 1997, Fifth Amendment dated April 30, 1997 and Sixth Amendment dated May 12, 1999, as so amended the "Amended Loan Agreement") pursuant to which Fleet agreed to make loans and advances (collectively, the "Loans") to the Borrower in accordance with the terms thereof.

C. The Amended Loan Agreement and any other documents evidencing, governing, securing or otherwise pertaining to the Loans are hereinafter referred to as the "Amended Loan Documents".

D. Cal Dive has requested Fleet to extend its relationship with Cal Dive in connection with the Amended Loan Documents and to add Aquatica and Canyon as Borrowers, and Fleet, as the legal and equitable owner and holder of the Amended Loan Documents is willing to do so, subject to certain terms and conditions expressed herein.

E. In connection with the extension of the relationship with Cal Dive, Southwest and Whitney have agreed to become Lenders.

F. In connection with the extension of the relationship between Cal Dive and Lenders, Cal Dive and ERT , Aquatica, Canyon, Agent and Lenders wish to completely amend, restate and modify (but not extinguish) the Amended Loan Agreement and the other Amended Loan Documents, each through the execution of this Agreement, which will supersede all prior agreements among Fleet, Cal Dive and ERT, including without limitation the Amended Loan Documents, and Cal Dive, ERT, Aquatica, Canyon, Agent and Lenders have agreed that the agreements contained herein represent an arms-length transaction among Agent, Lenders, Cal Dive, ERT, Aquatica and Canyon.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Cal Dive, ERT, Aquatica and Canyon covenant and agree as follows:

                                    AGREEMENT

                         ARTICLE 1. GENERAL DEFINITIONS

         Section 1.1 Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Accounts -- all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

         Account Debtor -- any Person who is or may become obligated under or on account of an Account.

         Affected Portion -- as defined in Section 3.2(c).

         Affiliate -- a Person (other than ERT, Aquatica, Canyon, or a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (b) which beneficially owns or holds ten percent (10%) or more of any class of the Voting Stock of Borrower; (c) twenty percent (20%) or more of the Voting Stock (or in the case of a Person which is not a corporation, twenty percent (20%) or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower; (d) twenty percent (20%) or more of whose Voting Stock (or in the case of a Person which is not a corporation, twenty percent (20%) or more of the equity interest) is beneficially owned or held by a Person referred to in clauses (a), (b) or (c) above; or (e) in the case of a natural Person, is a director or officer of any of the foregoing. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         Agent Advance -- as defined in Section 2.9.

         Agreement -- this Second Amended and Restated Loan and Security Agreement, including all Exhibits hereto, as amended, modified, extended or supplemented from time to time.

         Applicable Annual Rate -- as defined in Section 3.1(a).

         Applicable Margin Amount -- at any time with respect to all Eurodollar or Base Rate Loans, the basis points as set forth in the table below.


                                APPLICABLE MARGIN

        Cash Flow Leverage Ratio       Eurodollar        Base Rate
                 <1.75                     125              -25.0
           > or = 1.75 < 2.00              150                0.0
           > or = 2.00 < 2.25              175               25.0
           > or = 2.25 < 2.50              200               50.0
           > or = 2.50 < 2.75              225               75.0
              > or = 2.75                  250              100.0


         Authority -- as defined in Section 8.1(u).

         Average Monthly Loan Balance -- an amount equal to the quotient of (i) the sum of the unpaid balance of all Loans at the end of each day for each calendar day during the month in question, divided by (ii) the number of days in such month.

         Base Rate -- the rate of interest generally announced or quoted by Fleet from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Fleet to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Fleet as a standard, a comparable reference rate designated by Fleet as a substitute therefor shall be the Base Rate.

         Bank -- means Fleet National Bank, a national banking association and an Affiliate of Fleet.

         Base Rate Loan -- a Loan which bears interest at a Base Rate.

         Borrower -- as defined in the preamble of this Agreement.

         Borrowing -- means any advance by the Lenders hereunder, whether in the form of a Revolving Loan or a Credit Enhancement.

         Borrowing Base -- as at any date of determination thereof, an amount equal to the lesser of:

         (a)      the Revolving Credit Commitment then in effect; or

         (b)      an amount equal to:

                  (i) eighty-five percent (85%) (or after an Event of Default, such lesser percentage as Agent may in its discretion determine from time to time after providing Borrower with written notice of such reduction, which discretion shall be exercised in good faith) of the net amount of Eligible Accounts outstanding at such date;

                                      Plus

                  (ii) the lesser of (A) Four Million Dollars ($4,000,000) or (B) eighty-five percent (85%) (or after an Event of Default, such lesser percentage as Agent may in its discretion determine from time to time after providing Borrower with written notice of such reduction, which discretion shall be exercised in good faith) of the amount of Unbilled Accounts outstanding at such date;

                                      Plus

                  (iii)    the Vessel Borrowing Base as of such date;

                                      Minus

                  (iv) an amount equal to the sum of (A) the face amount of all Credit Enhancements outstanding at such date, (B) any amounts which Agent or Lenders may pay pursuant to any of the Loan Documents for the account of Borrower, and (C) all other reserves which Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower, including reserves for any amounts which Agent or any Lender may be obligated to pay in the future for the account of Borrower.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less (1) any and all returns, rebates, discounts, (which may, at Agent's option, be calculated on shortest terms), credits, allowances or sales, excise or other taxes of any nature at any time granted, issued, owing, or claimed by Account Debtors, outstanding or payable in connection with such Accounts at such time and (2) any interest, late fees, and services charges that may have accrued on such Accounts by reason of the Account Debtors not having paid the Accounts as they became due.

         Borrowing Notice -- as defined in Section 2.4(a).

         Business Day -- any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Texas or Rhode Island or is a day on which banking institutions located in such state are closed or, with respect to LIBOR Periods, a day on which dealings in U.S. dollars are carried out in the interbank Eurodollar market selected by Agent.

         Capitalized Lease Obligation -- any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         Cash Collateral -- means collateral consisting of cash or Cash Equivalents on which the Agent has a first priority Lien.

         Cash Equivalents -- means

                  (a)      Dollars;

                  (b) Securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof or any state having maturities of not more than one year after the date of acquisition or up to $5,000,000 with maturities up to five (5) years;

                  (c) Certificates of deposit and LIBOR time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender or any domestic commercial bank or US branch of a foreign commercial bank having capital and surplus in excess of $250 million and a Thompson Bank Watch Rating of "B" or better and up to $1,000,000 in a Eurodollar sweep account at Southwest Bank of Texas, N.A.;

                  (d) Repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in said clause (c);

                  (e) Commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition or a fund which purchases such commercial paper; and

                  (f) Mutual funds that purchase the types of investments referred to in (a) through (e) above.

         Cash Flow Leverage Ratio -- on a Consolidated basis, the ratio of (a) the total Funded Indebtedness (provided, however that for purposes of calculation this ratio ERT's abandonment liabilities for its Properties shall not be considered a part of Funded Indebtedness to (b) EBITDA for the prior twelve months, calculated quarterly ending on the last day of each fiscal quarter of the Borrower.

         Closing Date -- the date on which all of the conditions precedent in
Section 9 are satisfied and the initial Loan is made hereunder.

         Code -- the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement as the same may be amended or otherwise revised.

         Collateral -- all of the Property and interests in Property described in Sections 4.1, 4.2 and 4.3 and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

         Computer Hardware and Software -- all of a Person's rights (including rights as a licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i),
(ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         Consolidated -- the consolidation in accordance with GAAP of the accounts or other items as to which such term applies, as applied to Cal Dive, ERT, Aquatica, Canyon and their Subsidiaries.

         Consolidated Financial Statements -- the Consolidated financial statements of Cal Dive, ERT, Aquatica, Canyon and their Subsidiaries, if any, delivered to Agent pursuant to Section 8.1(j).

         Construction Contract Assignment -- the assignment by Cal Dive to the Agent of the contract for the refurbishment of the SEA SORCERESS between Cal Dive and Bender Shipyards or a successor shipyard in form and substance satisfactory to the Agent.

         Contract Right -- any right of a Person to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         Credit Enhancements -- LC Guaranties and Letters of Credit issued by the Issuing Bank from time to time for Borrower's account in accordance with
Section 2.5.

         Dated Assets -- as defined in Section 2.8.

         Dated Liabilities -- as defined in Section 2.8.

         Default -- an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate -- as defined in Section 3.1(b).

         Defaulting Lender -- as defined in Section 2.9.

         Distressed Auction Value -- of any Vessel, shall have the meaning customarily attributed to it in the equipment appraisal industry at the time of the valuation, less the estimated marshaling, reconditioning and sale expenses designed to maximize the resale value of such Vessel for a sale within six (6) months. The appraisal firm's valuation shall be made with or without physical inspection at the Agent's discretion.

         Distribution -- in respect of any corporation means and includes: (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition of its Securities unless made contemporaneously from the net proceeds of the sale of Securities; provided, however, that the acquisition of Securities by Cal Dive or Canyon arising out of the completion of the acquisition of Canyon by Cal Dive shall not be considered a Distribution.

         Dominion Account -- a special account of Agent established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Agent, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

         EBIT -- means, for any period, on a Consolidated basis, the sum of the amounts for such period, without duplication, of: (i) Net Income, plus (ii) charges against income for foreign, federal, state, and local taxes, to the extent deducted in computing Net Income, plus (iii) Interest Expense, plus (iv) extraordinary or non-recurring non-cash losses to the extent deducted in computing Net Income, minus (v) extraordinary or non-recurring non-cash gains to the extent included in computing Net Income.

         EBITDA -- means, for any period, on a Consolidated basis, the sum of the amounts for such period, without duplication, of: (i) Net Income, plus (ii) charges against income for foreign, federal, state, and local taxes, to the extent deducted in computing Net Income, plus (iii) Interest Expense, plus (iv) depreciation expense, to the extent deducted in computing Net Income, plus (v) amortization expense, including without limitation amortization of goodwill, other intangible assets and transaction expenses, to the extent deducted in computing Net Income, plus (vi) extraordinary or non-recurring non-cash losses to the extent deducted in computing Net Income, minus (vii) extraordinary or non-recurring non-cash gains to the extent included in computing Net Income.

         Eligible Account -- an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Agent in its credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

         (a)      it is an Unbilled Account; or

         (b) the services giving rise to such Account require performance bonds, except for those Accounts where the services giving rise to such Account require Cash Deposits for Salvage Operations or have been completed and there is no continuing obligation of Borrower; or

         (c) the services giving rise to such Account require retention withheld to the extent of such retention; or

         (d) it is an Account arising out of a contract requiring acknowledgment of assignment from the Account Debtor and Agent has notified Borrower that obtaining such acknowledgment of assignment is necessary, unless the Account Debtor has acknowledged such assignment in a form and substance satisfactory to Agent; or

         (e) it arises out of a sale made by or services rendered by Borrower to (i) another Borrower, (ii) a Subsidiary of Borrower, (iii) an Affiliate of Borrower, (iv) a Person controlled by an Affiliate of Borrower, or (v) an officer, director, employee or agent of Borrower, a Subsidiary of Borrower or an Affiliate of Borrower; or

         (f) thirty-five percent (35%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

         (g) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or

         (h) the Account Debtor is also Borrower's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim; or

         (i) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

         (j) it arises from the rendition of services or a sale to an Account Debtor outside the United States, unless the sale or services are to a Major Domestic Energy Company and the invoice and payment are in U.S. Dollars, or the sale or services are on letter of credit, guaranty or acceptance terms, in each case acceptable to Lenders; or

         (k) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

         (l) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lenders, in form and substance satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 et seq.); or

         (m)      the Account is subject to a Lien other than a Permitted Lien;
                  or

         (n) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale, except for Accounts which arise from (i) Long Day Rate Contracts or (ii) Turnkey Contracts where the Account Debtor has approved the basic work completed and an invoice for such work has been issued; or

         (o) the Account arises from a progress billing or an invoice for deposit, except for Accounts which arise from (i) Long Day Rate Contracts or (ii) Turnkey Contracts where the Account Debtor has approved the basic work completed and an invoice for such work has been issued; or

         (p) the Account arises from a sale which is an installment sale or lease or is otherwise a sale on an extended payment basis; or

         (q) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

         (r) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business and which discounts or allowances are disclosed to Agent; or

         (s) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

         (t) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or

         (u) the Account is due and unpaid from an Account Debtor for more than ninety (90) days from the original invoice date;

         (v) Agent in good faith believes that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition.

         In determining whether an Account is an Eligible Account, Agent may from time to time in its credit judgment, which will be exercised in good faith, establish credit limits for certain Account Debtors after providing Borrower with written notice thereof. Borrower may request from time to time that Agent remove a credit limit for an Account Debtor and Agent may or may not do so in its credit judgment, which will be exercised in good faith.

         Environmental Complaint -- as defined in Section 8.1(u).

         Environmental Laws -- all federal, state and local laws, rules, regulations, ordinances, permits, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act, the Oil Pollution Act of 1990; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Clean Air Act; the Toxic Substances Control Act, as amended; the River and Harbor Act; Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep-Water Port Act; the Safe Drinking Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; state and federal superlien and environmental cleanup laws; and the Hazardous Materials Transportation Authorization Act.

         Equipment -- all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles, and other tangible personal Property (other than Inventory and Offshore Platforms) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         ERISA -- the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder.

         ERISA Affiliate -- Borrower and each Person under common control with Borrower or otherwise treated as a single employer with Borrower under ERISA or IRC Section 414.

         Excess -- as defined in Section 3.1(d).

         Event of Default -- as defined in Section 10.1.

         Fixed Charge Coverage Ratio -- means, with reference to the periods referred to below, on a Consolidated basis, the ratio of Income from Operations to Interest Expense and scheduled payments of principal, for the three-month period ending March 31, 2002, the six-month period ending June 30, 2002, the nine-month period ending September 30, 2002, and thereafter on a rolling four-quarter basis, calculated as of the last day of each such quarter; provided, however that for the three-month period ending March 31, 2002 up to $3,000,000 of capitalized interest for the Title XI Debt shall not be included in calculating Interest Expense.

         Funded Indebtedness -- the sum of the Borrower's Consolidated (i) long term debt evidenced by contracts or instruments plus (ii) capitalized lease obligations and (iii) ERT's abandonment liabilities for its Properties.

         Funding Date -- the date on which a Borrowing is made available to the Borrower.

         GAAP -- with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

         General Intangibles -- all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, rights to royalties, blueprints, drawings, confidential information, catalogs, sales literature, video tapes, consulting agreements, employment agreements, customer lists, tax refund claims, computer programs, insurance policies, deposits with insurers, all claims under guaranties, security interests or other security held by or granted to a Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts and Cash Deposits for Salvage Operations).

         Hazardous Discharge -- as defined in Section 8.1(u).

         Hazardous Substance -- without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Oil Pollution Act, 1990, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, each as amended, applicable state or local law, or any other applicable federal and state Environmental Laws now in force or hereafter enacted.

         Hydrocarbons -- all oil, gas, hydrocarbons (including, distillate, condensate, residue gas and liquified petroleum gas) and all other substances that may be found in, associated with, or produced from a well, together with all components thereof, and substances that may be executed therefrom.

         Income From Operations -- with respect to any fiscal period, means the Consolidated EBITDA of the Borrower, less (a) Unfunded Capital Expenditures and
(b) accrued Taxes for such period (excluding deferred taxes, which shall be deducted from Income From Operations for the quarter in which they are due and payable).

         Indebtedness -- as applied to a Person means, without duplication (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (b) all obligations of other Persons which such Person has guaranteed, (c) in the case of Borrower (without duplication), the Obligations, (d) obligations of Borrower under the Synthetic Lease financing of the Gunnison production platform and (e) obligations of Borrower under other Synthetic Leases which have a term of five (5) years or more.

         Indemnified Persons -- as defined in Section 12.2.

         Intellectual Property -- all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing; provided, however, that the patents, trade secrets, trademarks, copyrights and related appurtenances, additions, improvements, replacements, physical manifestations, embodiments or incorporations concerning the vessel now known as the Q 4000 assigned to the Secretary of Transportation as security for the Title XI Debt under the License Rights Agreement dated August 16, 2000 shall not be considered part of Borrower's Intellectual Property.

         Interest Coverage Ratio -- means, on a Consolidated basis, the ratio of
(a) EBIT to (b) Interest Expense ending on the last day of the most recent fiscal quarter of the Borrower, calculated for the three-month period ending March 31, 2002, the six-month period ending June 30, 2002, the nine-month period ending September 30, 2002, and thereafter on a rolling four-quarter basis.

         Interest Expense -- for any fiscal period, the amount equal to (a) interest charges paid or accrued during such fiscal period (including imputed interest on Capitalized Lease Obligations, but excluding amortization of debt discount and expense) on the Indebtedness, (b) the net amount payable under any interest rate swap, collar or hedging agreement, (c) the interest component of Synthetic Leases, (d) commitment, facility, usage and similar fees payable in connection with any Indebtedness, and (e) letter of credit fees for Letters of Credit or any other financial letter of credit, all determined in accordance with GAAP, but excluding interest income received during such fiscal period.

         Inventory -- all of Borrower's inventory, whether now owned or hereafter acquired and wherever located, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing.

         IRC -- the United States Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

         Issuing Bank -- means the Bank in its capacity as the issuer of Letters of Credit.

         Lawful Substances -- as defined in Section 7.2 (q)(iii).

         LC Application -- means an application by Borrower, any Subsidiary of Borrower and Fleet to the Bank, on a form approved by Fleet, for the issuance of a Letter of Credit that is submitted to Fleet at least two Business Days prior to the requested issuance date of such Letter of Credit.

         LC Conditions -- means each of the following conditions, the satisfaction of each of which is required before Fleet shall be obligated to procure the issuance of a Letter of Credit: (i) each of the conditions set forth in Section 9 has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which LC Applications have been approved by Fleet, the LC Outstandings would not exceed in the aggregate $6,000,000, (iii) the expiry date of such Letter of Credit does not extend beyond the earlier to occur of 365 days after the date of issuance or the 30th day prior to the last Business Day before the last day of the Term; and
(iv) the currency in which payment is to be made under the Letter of Credit in Dollars.

         LC Documents -- means any and all agreements, instruments and documents (other than an LC Application or an LC Guaranty) required by the Bank to be executed by Borrower, any Subsidiary of Borrower or any other Person and delivered to the Bank in connection with the issuance of a Letter of Credit.

         LC Facility - means a subfacility of the Revolving Credit Facility consisting of LC Outstandings in an aggregate not to exceed $6,000,000.

         LC Guaranty -- means a guaranty or other support agreement from Fleet in favor of the Bank pursuant to which Fleet shall guarantee or otherwise assure the payment or performance by the parties (other than Fleet) to an LC Application of such parties' obligations with respect to the Letter of Credit issued thereon, including the obligation of such parties to reimburse the Issuing Bank for any payment made by the Issuing Bank under such Letter of Credit.

         LC Outstandings -- means, on any date of determination thereof, an amount in Dollars equal to the sum of (i) all amounts then due on such date and payable by Borrower or any of its Subsidiaries on such date by reason of any payment made on or before such date by Fleet under any LC Guaranty plus (ii) the aggregate Letter of Credit Amount of all Letters of Credit then outstanding or to be issued by the Bank under an LC Application therefore submitted to the Bank.

         LC Reserve -- means at any date, (i) 100% of the Letter of Credit Amount of all Letters of Credit outstanding on such date minus (ii) the amount of any Cash Collateral for Letters of Credit.

         Legal Requirement -- any requirement imposed upon any Lender by any law of the United States of America or the United Kingdom or by any regulation, order, interpretation, ruling of official directive (whether or not having the force of law) of the Board, the Bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.

         Letter of Credit Amount -- means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit, assuming all conditions to drawing are satisfied.

         Letter of Credit -- a standby letter of credit at any time issued by an Issuing Bank or another Person for the account of Borrower.

         LIBOR Loan -- a Loan which bears interest at a rate that is determined by reference to the LIBOR Rate.

         LIBOR Period -- any period, selected as provided in Section 2.4, of 1 month, 2 month, or 3 months, commencing on any Business Day; provided, however, that no LIBOR Period shall extend beyond the last day of the Term, unless Borrower and Agent and Lenders have agreed to an extension of the Term beyond the expiration of the LIBOR Period in question. If any LIBOR Period so elected shall end on a date that is not a Business Day, such LIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by Agent in accordance with the then current banking practice in London. Each determination by Agent of a LIBOR Period shall, in the absence of manifest error, be conclusive, and at Borrower's request, Agent shall demonstrate the basis for such determination. In no event shall Borrower be permitted to have outstanding at any one time LIBOR Loans with more than five (5) different LIBOR Periods.

         LIBOR Rate -- as applicable to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) London Banking Days prior to the beginning of such interest period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London

Banking Days preceding the first day of such LIBOR Loan as selected by Agent. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR Rate pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of a Lender then for any period during which such Reserve Percentage shall apply, LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         LIBOR Reserve Requirement -- at any date of determination, that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Agent of the LIBOR Reserve Requirement shall be provided to Borrower and, in the absence of manifest error, be conclusive and binding. Any LIBOR Reserve Requirement shall be determined in accordance with Agent's customary practice and applied on a consistent basis.

         Lien -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, preferred ship mortgage, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person.

         Loan Account -- the loan account established on the books of Lenders pursuant to Section 2.7.

         Loan Documents -- this Agreement, the Notes, the Other Agreements and the Security Documents.

         Loans -- all loans and advances made by Lenders pursuant to this Agreement, including, without limitation, all Revolving Loans and each payment made pursuant to a Credit Enhancement.

         Long Day Rate Contracts -- contracts for services performed on a time and materials basis for which: (a) services continue for more than one billing cycle of Borrower, (b) the Account Debtor is willing to accept for payment an invoice appropriate for that billing cycle, and (c) payment of such invoice is due and owing, not being contingent on further provision of such services.

         Losses -- as defined in Section 12.2.

         Major Domestic Energy Company -- a multinational energy company (or subsidiary thereof) with substantial corporate representation in the United States that Agent, in its sole discretion, deems to be an acceptable credit risk.

         Majority Lenders -- those Lenders holding at least 51% of the Loans but at all times when there are three (3) or more Lenders, at least two (2) Lenders.

         Maximum Legal Rate -- as defined in Section 3.1(c).

         MMS -- the Department of Interior Mineral Management Services and any successor thereto.

         Money Borrowed -- as applied to Indebtedness, means (a) Indebtedness for borrowed money; (b) Indebtedness, whether or not in any such case the same was for borrowed money, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (c) Indebtedness that constitutes a Capitalized Lease Obligation; and (d) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c).

         Multiemployer Plan -- a multiemployer plan as defined in Section 3(37) of ERISA to which any ERISA Affiliate contributes, has contributed to in the last six years or is required to contribute to.

         Net Income -- means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a Consolidated basis for such period.

         New Ship Mortgages -- as defined in Section 4.2.

         Non-Ratable Loan -- as defined in Section 2.9.

         Notes -- the promissory notes of the Borrower in favor of the Lenders, substantially in the form of Exhibit A attached hereto and made a part hereof.

         Obligations -- all Loans and all other advances, debts, liabilities, obligations, covenants and duties from Borrower to any Lender, Fleet, Issuing Bank, the Agent or any Affiliate of the Agent, together with all interest, fees (including without limitation attorneys' fees), expenses and other charges thereon, owing, arising, due or payable from Borrower to the Agent, Fleet and/or the Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

         Offshore Platforms -- any structure located in the Gulf of Mexico, together with all equipment, facilities or structures affixed thereto utilized in connection with, or related to, drilling or work with respect to wells, or the production, processing, treating, gathering, storing, measuring or transportation of Hydrocarbons.

         OSHA -- the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

         Other Agreements -- any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and delivered to Agent or Lenders in respect to the transactions contemplated by this Agreement.

         PBGC -- the Pension Benefit Guaranty Corporation.

         Pension Plan -- an employee pension benefit plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by an ERISA Affiliate or for which contributions are required from an ERISA Affiliate, and which is subject to Title IV of ERISA.

         Permitted Liens -- any Lien of a kind specified in clauses (i) through
(x) of Section 8.2(h).

         Permitted Purchase Money Indebtedness -- Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the Consolidated principal amount of all other such Purchase Money Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed (a) One Million Dollars ($1,000,000) for the purchase of fixed assets other than vessels and (b) Five Million Dollars ($5,000,000) for the purchase of vessels. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

         Person -- an individual, partnership, corporation, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

         Plan -- an employee benefit plan as defined in Section 3(3) of ERISA that is maintained or contributed to or for which contributions are required by an ERISA Affiliate.

         Prohibited Transaction -- a transaction described in Section 406 of ERISA or Section 4975 of the IRC which would subject any Plan or ERISA Affiliate to any taxes, fines, penalties or other liabilities, directly or through any indemnification agreements.

         Projections -- Borrower's Consolidated and consolidating forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical Consolidated Financial Statements, together with appropriate supporting details and a statement of underlying assumptions.

         Property -- any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Pro Rata Share -- for any Lender, the amount of any Revolving Loan or reimbursement for a Credit Enhancement equal to the principal amount thereof multiplied by such Lender's percentage of the Revolving Credit Commitment.

         Purchase Money Indebtedness -- means and includes (a) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any assets, (b) any Indebtedness (other than the Obligations) incurred at the time of or within ten days prior to or after the acquisition of any assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         Purchase Money Lien -- a Lien upon assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         Qualified Pooling of Interests -- a financial accounting method for the combination of one or more business entities with Borrower which qualifies for the pooling-of-interests method of accounting for business combinations under GAAP and is so accounted for by Borrower.

         Real Property -- as defined in Section 8.1(u).

         Reduction Amount -- the amount by which the Vessel Borrowing Base reduces each month commencing on April 1, 2002, as more specifically set forth on Schedule 4 hereto.

         Release -- as defined in Section 7.1(aa).

         Renewal Term -- as defined in Section 3.3.

         Rentals -- as at any date of determination thereof, the amount of all payments which the lessee is required to make by the terms of any lease, but excluding those payments for which lessee is directly or indirectly compensated as a result of services provided.

         Reportable Event -- any of the events set forth in Section 4043(c) of ERISA and the regulations thereunder, excluding any event not subject to the provision for 30 days notice to the PBGC under such regulations.

         Restricted Investment -- any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (a) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date; (b) Property to be used in the ordinary course of business; (c) current assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (d) Cash Equivalents and (e) investments pursuant to agreements by and between Borrower and any Lender satisfactory to Agent.

         Revolving Credit Commitment -- as at any date of determination thereof, an amount equal to (a) Sixty Million Dollars ($60,000,000) minus (b) the face amount of all Credit Enhancements outstanding at such date. Each Lender's portion of the Revolving Credit Commitment is as set forth on Schedule 1 hereto.

         Revolving Loan -- a Loan made by Lenders as provided in Section 2.1.

         Schedule of Accounts -- as defined in Section 5.2.

         Security -- shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         Security Documents -- the Ship Mortgages, each New Ship Mortgage, the Construction Contract Assigment and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         Settlement -- as defined in Section 2.9.

         Settlement Date -- as defined in Section 2.9.

         Ship Mortgages -- the U.S. First Preferred Fleet Mortgage executed by Cal Dive on August 3, 1993, on the Vessels listed on Schedule 2A, the Bahamian Deed of Covenants dated January 29, 2002 and related Statutory Mortgages on the Vessels listed on Schedule 2B, the U.S. First Preferred Ship Mortgage dated February ___, 2002 on the MR. JOE and any New Ship Mortgages, as such mortgages may be amended, modified or supplemented from time to time.

         Solvent - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         Statutory Liens -- as defined in Section 8.2(h).

         Subsidiary -- any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the Voting Stock at the time of determination; provided, however, with respect to Cal Dive, the term "Subsidiary" as used in this Agreement shall not include ERT, Aquatica or Canyon.

         Synthetic Lease -- a lease arrangement treated as an operating lease for financial accounting purposes and a financing lease for tax purposes.

         Term -- as defined in Section 3.3.

         Termination Amount -- at any date of determination thereof, an amount equal to the sum of (a) the Revolving Credit Commitment, (b) the face amount of all Credit Enhancements outstanding at such date.

         Title XI Debt -- short and long term debt guaranteed by the U.S. government under Title XI of the Merchant Marine Act, 1936 used to finance the Borrower's construction and acquisition of the vessel now known as the Q 4000.

         Total Commitment -- means Sixty Million and No/100 Dollars
($60,000,000).

         Turnkey Contracts -- contracts entered into in the ordinary course of business to perform a specific scope of work for a set price, subject at times to additional charges resulting from changes to the agreed upon scope of work.

         Unbilled Account -- an Account arising in the ordinary course of Borrower's business for the rendition of services that represent completed services of Borrower not yet invoiced to the Account Debtor (except for Long Day Rate Contracts), but which shall be invoiced within 90 days from the date such services were completed, and which Account is otherwise an Eligible Account.

         Unfunded Capital Expenditures -- for any period, on a Consolidated basis, the amount of capital expenditures during such period less the funded amount of Funded Indebtedness in such period, the proceeds of which are used to finance such capital expenditures; provided that, for purposes of this definition, the capital expenditures through January 2002 related to the acquisition of Canyon shall be excluded; and provided further that for fiscal 2002 there shall also be excluded an amount of capital expenditures up to $40,000,000 to the extent that such amount is actually expended by Borrower and is not provided by Funded Indebtedness.

         Vessel Borrowing Base -- the lesser of (a) the then 46.7% of the current Distressed Auction Value of the Vessels and (b) the Vessel Sublimit.

         Vessel Sublimit -- USD 35,000,000, as reduced from time to time by Reduction Amounts and prepayments pursuant to Section 2.2.

         Vessels -- the vessels listed on Schedule 2 attached hereto.

         Voting Stock -- Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the Consolidated Financial Statements, and all financial data pursuant to this Agreement shall be prepared in accordance with such principles. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, and shall be recommended by Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after Lender and Borrower amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

         Section 1.3 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

         Section 1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

         Section 1.5 The Term "Borrower" or Borrowers". All references to "Borrower" or "Borrowers" herein shall refer to and include each Borrower separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them. Any notice, request, consent, report or other information or agreement delivered to Lender by any Borrower shall be deemed to be ratified by, consented to and also delivered by the other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of "Borrower" or "Borrowers" under this Agreement and the Other Agreements shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly, or against each Borrower separately. Without limiting the terms of this Agreement and the Other Agreements, security interests granted under this Agreement and Other Agreements in properties, interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term "Obligations" shall include, without limitation, all obligations, liabilities and indebtedness of such corporations, or any one of them, to Lender, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual.

                           ARTICLE 2. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, each Lender agrees severally and not jointly to make its percentage share of a total credit facility of up to Sixty Million Dollars ($60,000,000.00) available upon Borrower's request therefor, as follows:

         Section 2.1 Revolving Loans.

         (a) Subject to all of the terms and conditions of this Agreement, Lenders agree, for so long as no Event of Default exists, to make Revolving Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 2.4, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. No Lender shall be required to make any Revolving Loan in excess of its commitment as set forth in Schedule 1 hereto. It is expressly understood and agreed that Lenders shall use the Borrowing Base as a maximum ceiling on Revolving Loans outstanding to Borrower at any time, subject to the provisions of Section 2.3. If the unpaid balance of the Revolving Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof; provided, however, if such an overadvance occurs, Borrower shall immediately repay, without premium or penalty, Revolving Loans in an amount equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment. In no event shall Borrower be authorized to request a Revolving Loan at any time that there exists an Event of Default.

         (b) Notwithstanding the foregoing provisions of Section 2.1(a), Lenders shall have the right to establish reserves in such amounts, and with respect to such matters, as Lenders shall deem necessary or appropriate, against the amount of Revolving Loans which Borrower may otherwise request under Section 2.1(a), including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) other sums chargeable against Borrower's Loan Account as Revolving Loans under any section of this Agreement; (iii) sales tax liabilities; (iv) price adjustments, damages, returned products or other matters related to contractual obligations of Borrower; (v) offset exposure relating to contractual obligations of Borrower; and (vi) such other matters, events, conditions or contingencies as to which Lenders, in their credit judgment, determine reserves should be established from time to time hereunder.

         (c) The Revolving Loans shall be used solely for (i) the payment of costs, expenses and fees relating to the Loans to be made under this Agreement, (ii) the purchase of the capital stock of Borrower, and (iii) Borrower's general operating capital needs, to the extent not inconsistent with the provisions of this Agreement.

         Section 2.2 Vessel Sublimit. If Borrower sells any Vessel or if any Vessel is a total or constructive total loss, the Vessel Sublimit shall be reduced by an amount equal to the appraised value of such Vessel according to the most recent appraisal thereof.

         Section 2.3 Overadvances. Insofar as Borrower may request and Fleet may be willing in its sole and absolute discretion to make Revolving Loans to Borrower at a time when the unpaid balance of Revolving Loans exceeds, or would exceed with the making of any such Revolving Loan, the Borrowing Base (any such Loan or Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances"), Fleet may make such Overadvances in amount not to exceed USD 1,000,000 at any time outstanding, and the Agent shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally, and shall be subject to the terms of Section 2.9(d) hereof with respect to Agent Advances. The foregoing notwithstanding, in no event, unless otherwise consented to by the Agent, shall any Overadvances be outstanding for more than thirty (30) consecutive days.

         Section 2.4 Manner of Borrowing. Borrowings under the Revolving Credit Commitment shall be as follows:

         (a) A request for a LIBOR Loan shall be made, or shall be deemed to be made, if Borrower gives Agent notice of its intention to borrow in the form of Exhibit B (a "Borrowing Notice"), in which notice Borrower shall specify (i) the aggregate amount of such LIBOR Loan, (ii) the requested date of such LIBOR Loan, (iii) the Applicable Annual Rate selected in accordance with Section 3.1, and (iv) the LIBOR Period applicable thereto. If Borrower selects a LIBOR Loan, Borrower shall give Agent the Borrowing Notice at least two (2) Business Days prior to the requested date of the LIBOR Loan.

         (b) A request for a Base Rate Loan shall be made, or shall be deemed to be made, if (i) Borrower sends by facsimile transmission to (214) 706-7079, or such other number as Agent may designate, a request for a Base Rate Loan prior to 12:00 p.m. Central Standard Time on the Business Day on which Borrower is requesting such Base Rate Loan (if a request is received after such time on a Business Day, Agent, in its sole discretion, may request the Lenders to make the requested Base Rate Loan on the day of such notice or on the next following Business Day); (ii) Borrower fails to pay any interest accruing under this Agreement or the Notes on the date such interest becomes due and payable, or (iii) Borrower fails to pay any other Obligations under this Agreement on the date such Obligations become due and payable. The amount of Base Rate Loans advanced according to clause (i) shall be for the amount requested. The amount of Base Rate Loans advanced according to clauses (ii) and (iii) shall be deemed to be an amount equal to the amount of interest that was not actually paid by Borrower or the amount of funds actually disbursed, respectively.

         (c) Borrower hereby irrevocably authorizes Lenders to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this Section 2.4 as follows: (i) the proceeds of each Loan requested under Sections 2.4(a) or 2.4(b)(i) shall be disbursed by Lenders in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time; and (ii) the proceeds of each Revolving Loan requested under
                  Section 2.4(b)(ii) or (iii) shall be disbursed by Lenders by way of direct payment of the relevant Obligation.

         Section 2.5 Letters of Credit; LC Guaranties.

         (a) Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under this Agreement from time to time during the period commencing on the Closing Date and ending on the last day of the Term, Fleet agrees to issue or cause the issuance by the Issuing Bank, for the account of Borrower, one or more Letters of Credit in accordance with this Section 2.5.

         (b) Amounts. Fleet shall not have any obligation to procure any Letter of Credit at any time:

                  (i) if, after giving effect to the issuance of the requested Letter of Credit, (A) the aggregate LC Outstandings would exceed the LC Facility then in effect or (B) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the LC Reserve in respect of such Letter of Credit) or (C) if no Revolving Credit Loans are outstanding, the aggregate LC Outstandings would exceed the Borrowing Base; or

                  (ii) which has a term longer than 365 days or an expiration date after the 30th day prior to the last Business Day of the Term.

         (c) Conditions. The obligation of Fleet to procure a Letter of Credit is subject to the satisfaction of (a) the LC Conditions and (b) the following additional conditions precedent in a manner satisfactory to Agent, Fleet and the Issuing Bank:

                  (i) Borrower shall (i) have delivered to Fleet, the Issuing Bank and Agent at such times and in such manner as Fleet or Agent may prescribe an LC Application in form and substance satisfactory to Fleet, the Issuing Bank and Agent for the issuance of such Letter of Credit and such other LC Documents as may be required pursuant to the terms thereof, and
                           (ii) the form and terms of the proposed Letter of Credit shall be satisfactory to Fleet, the Issuing Bank and Agent; and

                  (ii) as of the date of issuance, no order of any court, arbitrator or governmental authority having jurisdiction or authority over Fleet or the Issuing Bank shall purport by its terms to enjoin or restrain Fleet from issuing any guaranty, including any LC Guaranty, or banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over banks generally shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

         (d)      Issuance of Letters of Credit.

                  (i) Request for Issuance. Borrower shall deliver a completed and signed LC Application (unless Fleet is to join in such LC Application, in which case it shall be signed by Borrower and completed but for any information to be supplied by Fleet), to Fleet, Issuing Bank and Agent no later than three (3) Business Days prior to the proposed date of issuance of the requested Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day prior to the last day of the
                           Term), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit.

                  (ii) Responsibilities of the Agent; Issuance. Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the related LC Application, the amount of the unused LC Facility and the Borrowing Base. If (A) the form of the Letter of Credit delivered by Borrower to Agent is acceptable to Fleet, the Issuing Bank and Agent in their sole discretion, (ii) the undrawn available amount of the requested Letter of Credit is less than or equal to the lesser of (A) the unused LC Facility, and (B) the unused Borrowing Base and (iii) Agent has received a certificate from Borrower stating that the applicable conditions set forth in Section 9 have been satisfied, then Fleet will cause the Letter of Credit to be issued.

                  (iii) Notice of Issuance. Fleet shall give Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of each Letter of Credit and related LC Guaranty, and Agent shall give each Lender periodic notice of the issuance of each Letter of Credit and related LC Guaranty and Agent shall provide the Lenders at least monthly with a report of all Letters of Credit and LC Guaranties outstanding.

                  (iv) No Extension or Amendment. No Letter of Credit nor LC Guaranty shall be extended or amended unless the requirements of this Section 2.5(d) are met as though a new Letter of Credit were being requested and issued.

         (e) Duties of Issuing Bank. The rights and obligations of Borrower and the Issuing Bank in respect of any Letter of Credit shall be governed by the LC Application and other LC Documents pursuant to which such Letter of Credit was issued. No action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit shall result in any liability of Fleet or the Agent to the Loan Parties or any Lender or relieve the Borrower or any Lender of its obligations hereunder to Fleet, including in respect of the related LC Guaranty. In determining whether to reimburse an amount drawn under any Letter of Credit, Fleet shall have no obligation to any Borrower or any Lender other than to confirm that such drawing has been honored by the Issuing Bank.

         (f)      Payment of Reimbursement Obligations.

                  (i) Payment. Notwithstanding any provisions to the contrary in any LC Application or other LC Document, Borrower agrees to reimburse the Issuing Bank for any drawings (whether partial or full) under each Letter of Credit issued by the Issuing Bank and agrees to pay to the Issuing Bank the amount of all other LC Outstandings and other amounts payable to the Issuing Bank under or in connection with such Letter of Credit immediately when due and (but without duplication) to pay or to reimburse Fleet on demand for any amounts payable or paid by Fleet under any LC Guaranty, irrespective of any claim, set-off, defense or other right which any Loan Party may have at any time against the Issuing Bank, Fleet or any other Person.

                  (ii) Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Loan Party with respect to any Letter of Credit or related LC Guaranty received by the Issuing Bank, Fleet, or Agent and distributed by Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from the Issuing Bank, Fleet or Agent in connection with any receivership, liquidation or bankruptcy proceeding or otherwise, the Lenders shall, upon demand by the Agent, pay to Agent, for the account of the Issuing Bank, Fleet or the Agent their respective Revolving Credit Percentage of such amount set aside, avoided or recovered together with interest at the rate required to be paid by Agent on the amount required to be repaid by it.

         (g)      Participations.

                  (i) Purchase of Participations. Immediately upon issuance by Fleet of an LC Guaranty, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such LC Guaranty, equal to such Lender's Revolving Credit Percentage of the face amount thereof, and any security therefor or guaranty pertaining thereto, including any rights of Fleet on payment thereunder to be subrogated to the rights of the Issuing Bank under the related Letter of Credit.

                  (ii) Sharing of Letter of Credit Payments. In the event that Fleet makes a payment under any LC Guaranty and Fleet shall not have been repaid such amount pursuant to Section 2.5(f), then on a weekly basis, or more frequently if requested by Fleet, each Lender shall make payment to Fleet, in immediately available funds, of an amount equal to such Lender's pro rata share of the amount of any payment made by Fleet in respect of any LC Guaranty. The obligation of each Lender to reimburse Fleet under this Section 2.5(g) shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to Fleet of any amount due under this Section 2.5(g), the Agent shall be entitled to receive, retain and deliver to Fleet for application against such obligation the principal and interest otherwise payable to such Lender hereunder until Fleet receives such payment from such Lender or such obligation is otherwise fully satisfied.

                  (iii) Sharing of Reimbursement Obligation Payments. Whenever Fleet receives a payment from or on behalf of Borrower on account of a reimbursement obligation under an LC Guaranty, Fleet shall promptly pay to Agent, for the benefit of each Lender that has previously paid its pro rata share of such amount to or for the benefit of Fleet, such Lender's pro rata share of the amount of such payment from the Borrower in Dollars. Each such payment shall be made by Fleet on the Business Day on which Fleet receives immediately available funds, if received prior to 11:00 a.m. (Dallas, Texas time) on such Business Day, and otherwise on the next succeeding Business Day.

                  (iv) Documentation. Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, LC Application or LC Guaranty for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

                  (v) Obligations Irrevocable. The obligations of each Lender to make payments to Agent with respect to any LC Guaranty and their participations therein and the obligations of Borrower to make payments to Fleet or to Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the LC Guaranty has been issued in accordance with Section 2.5(d).

         (h)      Indemnification, Exoneration.

                  (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.5, Borrower agrees to protect, indemnify, pay and save the Lenders, Fleet, the Issuing Bank and Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender, Fleet, the Issuing Bank or the Agent may incur or be subject to as a consequence, directly or indirectly, of

                           (A) the issuance of any Letter of Credit or LC Guaranty, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                           (B) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

                  (ii) Assumption of Risk. As among Borrower, Fleet, the Lenders and Agent, Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit and confirm, for the benefit of Fleet, the Lenders and Agent that as between Borrower and the Issuing Bank, such matters will be subject to the terms of the LC Application and other LC Documents.

                  (iii) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, Fleet, the Issuing Bank or any Lender under or in connection with any of the Letters of Credit, any LC Guaranty or any related agreements, certificates, or other documents, if taken or omitted in good faith, shall not result in any liability of any of Fleet, Lender or the Agent to Borrower or relieve Borrower of any of its obligations hereunder to any such Person.

         (i) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.5(b), any LC Guaranty is outstanding on the last day of the Term, then on or prior to the last day of the Term, or in any case upon the occurrence of any Default or Event of Default, Borrower shall, promptly on demand by Agent, deposit with Agent, for the ratable benefit of the Lenders, with respect to each LC Guaranty then outstanding, as Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to Agent, issued by an issuer satisfactory to Agent in its reasonable judgment under which Supporting Letter of Credit Agent is entitled to draw amounts necessary to reimburse Fleet for payments made by Fleet under such LC Guaranty or under any reimbursement or guaranty agreement with respect thereto or any Letter of Credit issued for the account of Borrower, or (b) Cash Collateral, in either case with respect to the foregoing clauses (a) or (b), in an amount equal to 105% of the greatest amount for which the Letter of Credit relating to such LC Guaranty may be drawn plus all related costs then accrued or which may be incurred or which may in the future accrue. Such Supporting Letter of Credit or Cash Collateral shall be held by Agent, as security for, and to provide for the payment of, Borrower's obligations in respect of such outstanding LC Guaranty or under any reimbursement or guaranty agreement with respect thereto or any Letter of Credit issued for the account of Borrower in an amount necessary to reimburse Fleet for payments made by Fleet. In addition, Agent may at any time after the last day of the Term apply any or all of such Cash Collateral to the payment of any or all of the Obligations then due and payable. At Borrower's request, but subject to Agent's reasonable approval, Agent shall invest any Cash Collateral consisting of cash or any proceeds of Cash Collateral consisting of cash, in Cash Equivalents, and any commissions, expenses and penalties incurred by Agent in connection with any investment and redemption of such Cash Collateral shall be Obligations hereunder secured by the Collateral, shall bear interest at the rates provided herein for the Revolving Credit Base Loan and shall be charged to the Loan Account of the Borrower, or, at Agent's option, shall be paid out of the proceeds of any earnings received by Agent from the investment of such Cash Collateral as provided herein or out of such cash itself. Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this Section 2.5(i).

         Section 2.6 All Loans to Constitute One Obligation. All Loans shall constitute one general joint and several obligation of Borrowers, shall be evidenced by the Notes, and shall be secured by Agent's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Agent.

         Section 2.7 Loan Account. Lenders shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on each Loan and all proceeds of Collateral which are finally paid to Lenders, and may record therein, in accordance with customary accounting practices, all charges and expenses properly chargeable to Borrower hereunder.

         Section 2.8 Joint and Several Liability: Rights of Contribution.

         (a) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lenders hereunder and a desire of the Borrowers that each Borrower execute and deliver to Agent and Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

         (b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lenders for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lenders on demand for and against any loss incurred by Lenders as a result of any of the obligations of any Borrower being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Agent, Lenders or any Person, the amount of such loss being the amount which Lenders would otherwise have been entitled to recover from Borrower.

It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of each Borrower under this Section 2.8, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end, each Borrower under this Section 2.8, (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other Borrower in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this
Section 2.8. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 2.8 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.

         Section 2.9 Contribution of Lenders; Non-Ratable Loans

         (a) Agent's Election. Promptly after receipt of a Borrowing Notice pursuant to Section 2.4, the Agent shall elect, in its discretion, (i) to have the terms of Section 2.9(b) apply to such requested Borrowing, or (ii) to request Fleet to make a Non-Ratable Loan pursuant to the terms of Section 2.9(c) in the amount of the requested Borrowing; provided, however that if Fleet declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 2.9(c) the Agent shall elect to have the terms of Section 2.9(b) apply to such requested Borrowing.

         (b)      Making of Revolving Loans.

                  (i) In the event that the Agent shall elect to have the terms of this Section 2.9(b) apply to a requested Borrowing as described in Section 2.4, then promptly after receipt of a Borrowing Notice, the Agent shall notify the Lenders by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to such account of the Agent as the Agent may designate, not later than 2:00 p.m., (Dallas, Texas time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 9, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account designated pursuant to Section 2.4 or disbursing such funds in such other manner as the Borrower may direct to the Agent.

                  (ii) Unless the Agent receives notice from a Lender at least one Business Day prior to the date of a requested Borrowing, that such Lender will not make available its Pro Rata Share of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be required) to make available to the Borrower on such date a corresponding amount. If and to the extent a Lender has not made such amounts available to the Agent, and the Agent has made the Borrowing available to the Borrower, such Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Base Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to such amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure and, upon demand by the Agent, the Borrower will pay such amount to the Agent for Agent's account, together with interest for each day elapsed since the Funding Date at the interest rate then applicable to Revolving Loans. The failure of a Lender to make its Pro Rata Share of a Borrowing available on a Funding Date (a "Defaulting Lender") shall not relieve any other Lender of its obligation to make its Pro Rata Share of such Borrowing on the Funding Date, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make its Pro Rata Share of such Borrowing available on such Funding Date.

                  (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of the Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as Revolving Loans; provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining a Lender's Pro Rata Share, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the unused commitment fee set forth in Section 3.1(f) and (B) such fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing land shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

         (c)      Making of Non-Ratable Loans.

                  (i) In the event the Agent shall elect, with the consent of Fleet, to have the terms of this Section 2.9(c) apply to a requested Borrowing, Fleet shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by Fleet pursuant to this Section 2.9(c) being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loan") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to the account of such Borrower, designated pursuant to
                           Section 2.4. Each Non-Ratable Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Fleet solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request Fleet to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 9 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Revolving Credit Commitment on such Funding Date. Fleet shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 9 have been satisfied or the requested Borrowing would exceed the Revolving Credit Commitment on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

                  (ii) The Non-Ratable Loans shall be secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

         (d)      Agent Advances.

                  (i) Subject to the limitations set forth in the provisos contained in this Section 2.9(d), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 9 have not been satisfied, to make Base Rate Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or
                           (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in
                           Section 12.4 (any of the advances described in this Section 2.9(d) being hereinafter referred to as "Agent Advances"); provided that the Majority Lenders may at any time revoke the Agent's authorization contained in this Section 2.9(d) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

                  (ii) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Loans from time to time. The Agent shall notify the Borrower and each Lender in writing of each such Agent Advance; provided that the failure of the Agent to provide any such notice to the Borrower or any Lender shall not affect the Borrower's liability for or obligation to repay such Agent Advances or result in any liability or constitute the breach of any duty or obligation of the Agent hereunder.

         (e) Settlement. Except as may be specifically provided otherwise by this Section 2.9, it is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, Fleet, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable, Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) The Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent,
                           (A) on behalf of Fleet, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Dallas, Texas time) on the date of such requested Settlement (the "Settlement Date"), each Lender (other than Fleet, in the case of Non-Ratable Loans, and the Agent, in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Dallas, Texas time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 9 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Fleet's Pro Rata Share thereof, shall constitute Revolving Loans of the Lenders, respectively. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Base Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                  (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender
                           (A) shall irrevocably and unconditionally purchase and receive from Fleet or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Fleet or the Agent, as applicable, shall pay to Fleet or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the interest rate then applicable to Base Rate Loans.

                  (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                  (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or Non-Ratable Loans are outstanding, may pay over to Fleet any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Fleet's Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Fleet's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to Section 2.9(d)(ii)), as provided for in the previous sentence, Fleet shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Fleet with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Fleet, the Agent and the other Lenders.

         (f) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to Fleet, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each repayment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

         (g) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and
                  (iii) the obligations of each Lender hereunder shall be several, not joint and several.

            ARTICLE 3. INTEREST, FEES, TERM, REDUCTION AND REPAYMENT

         Section 3.1 Interest, Fees and Charges.

         (a) Interest. Outstanding principal on the Loans shall bear interest at the option of Borrower (subject to the terms and conditions herein) at either the Base Rate or LIBOR Rate, calculated daily, at the following rates per annum (individually called, as applicable, an "Applicable Annual Rate"):

                  (i) Existing LIBOR Loans. Each LIBOR Loan outstanding on the date of this Agreement shall bear interest at a rate per annum equal to the existing Applicable Annual Rate.

                  (ii) New LIBOR Loans. Each LIBOR Loan drawn after the Closing Date shall bear interest at a rate per annum equal to the LIBOR Rate plus the Applicable Margin Amount.

                  (iii) Base Rate Loans. The Base Rate Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin Amount.

         The interest rate applicable to Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest on the Loans shall be calculated daily, based on the actual days elapsed over a three hundred-sixty
(360) day year. Further, for the purpose of computing interest, all items of payment received by Lenders shall be applied by Lenders (subject to final payment of all drafts and other items received in form other than immediately available funds) against the Obligations on the day of receipt. The determination of when a payment is received by Lenders will be made in accordance with Section 3.6.

         (b) Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Loans and other Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a three hundred-sixty (360) day year), at two percent (2.00%) above the Base Rate or other applicable rate of interest (a "Default Rate").

         (c) Maximum Rate of Interest. Notwithstanding anything to the contrary in this Agreement or otherwise, (i) if at any time the amount of interest computed on the basis of an Applicable Annual Rate or a Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in such Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of an Applicable Annual Rate or Default Rate, as applicable; and
                  (ii) unless preempted by federal law, an Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the applicable indicated rate ceiling as defined in the Texas Finance Code, (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "weekly rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan which are deemed to be interest under applicable law. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand. (d) Excess Interest. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower, Agent and Lenders or default of Borrower, or the exercise by Agent or Lenders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lenders to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lenders shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate or the LIBOR Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lenders, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lenders, all interest at any time contracted for, charged or received by Lenders in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

         (e) Incorporation by this Reference. The provisions of Section 3.1(d) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lenders with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of this Section 3.1 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrowers (or other obligor) asserted by Agent or Lenders thereunder, be automatically re-computed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 3.1(d).

         (f) Unused Commitment Fee. Borrower agrees to pay to Agent for distribution to Lenders a monthly unused commitment fee equal to 0.375% per annum multiplied by the amount by which the Total Commitment exceeds the Average Monthly Loan Balance; provided, however, that if the Total Commitment exceeds the Average Monthly Loan Balance by $50,000,000 or more at any time during the first two (2) years following the Closing Date the fee shall be increased to 0.50% per annum for such period. Such unused commitment fee shall be payable (i) on the Closing Date, and (ii) monthly in arrears on the first day of each calendar month after the Closing Date.

         (g) Closing Fees. Borrower shall pay to Agent on the Closing Date for distribution to the Lenders a closing fee of $225,000 and an underwriting fee to the Agent as provided in the letter agreement between Borrower and Agent dated February ___, 2002.

         (h) Agency Fee. Borrower shall pay to Agent on the Closing Date and on each anniversary of the Closing Date during the term of this Agreement an agency fee of Twenty Thousand Dollars ($20,000).

         (i) Capital Adequacy Charge. In the event that a Lender shall have determined in good faith that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed- by such Lender, in its sole discretion, to be material, then from time to time, after submission by such Lender to Borrower of a certificate certifying the amount by which such rate of return is actually reduced with respect to this transaction, together with the calculation and a written demand therefor, Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, that, such Lender's other debtors are required to reimburse such Lender for the same type of reduction. The certificate of such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to such Lender, and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution method, so long as it accurately reflects the reduction. A Lender claiming amounts under this Section 3.1(i) agrees to provide Borrower such additional information with respect thereto upon request.

         (j) Letter of Credit: LC Guaranty Fees. As additional consideration for the Issuing Bank's issuing its Letters of Credit for Borrower's account or for issuing its LC Guaranties at Borrower's request pursuant to Section 2.4, Borrower agrees to pay to the Issuing Bank, in addition to the Issuing Bank's costs and expenses incurred in issuing such Letters of Credit and LC Guaranties, fees equal to the Applicable Margin for LIBOR Loans (equal to the face amount of each Letter of Credit and LC Guaranty) times the face amount of each Letter of Credit and LC Guaranty, which fee shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, and shall be due and payable in equal monthly installments beginning on the first Business Day of the month following the date of issuance of such Letter of Credit or LC Guaranty and continuing on the first Business Day of each month thereafter during the term thereof. No fee payable by Borrower to the Issuing Bank under this Section 3.1(j) shall be subject to rebate or proration upon the termination of this Agreement for any reason.

         Section 3.2 Additional Provisions Regarding LIBOR Loans.

         (a) Borrower may select a LIBOR Rate with respect to all or any portion of the Loans as provided in this Section 3.2; provided, however, that (i) each LIBOR Loan shall be in a principal amount of not less than One Million Dollars ($1,000,000) (and, if greater than One Million Dollars ($1,000,000), in integral multiples of One Hundred Thousand Dollars ($100,000)), (ii) no more than five (5) LIBOR Periods may be in existence at any one time, and (iii) Borrower may not select a LIBOR Rate for a Loan if there exists a Default or Event of Default. Borrower shall select LIBOR Periods with respect to LIBOR Loans so that no LIBOR Period expires after the end of the Original Term, or if extended pursuant to
                  Section 3.3, any Renewal Term. With respect to a LIBOR Loan, the Borrowing Notice shall be delivered to Agent not later than two (2) Business Days before the proposed borrowing date referenced therein. An outstanding Base Rate Loan may be converted to a LIBOR Loan at any time subject to the provisions of this Section 3.2.

         (b) Each LIBOR Loan shall bear interest from and including the first day of the LIBOR Period applicable thereto (but not including the last day of such LIBOR Period) at the interest rate determined as applicable to such LIBOR Loan, but interest on such LIBOR Loan shall be payable as provided in Section
                  3.6. If at the end of an LIBOR Period for an outstanding LIBOR Loan, Borrower has failed to deliver to Lender a new Borrowing Notice with respect to such LIBOR Loan or to pay such LIBOR Loan, then such LIBOR Loan shall be converted to a Base Rate Loan on and after the last day of such LIBOR Period and shall remain a Base Rate Loan until paid or until the effective date of a new Borrowing Notice with respect thereto.

         (c) If a Lender determines that maintenance of any of its portion of LIBOR Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, such Lender shall suspend the availability of its portion of LIBOR Loans (the "Affected Portion") and require the Affected Portion of any LIBOR Loans outstanding to be repaid; or if such Lender determines that (i) deposits of a type or maturity appropriate to match fund the Affected Portion of LIBOR Loans are not available, or (ii) the LIBOR Rate does not accurately reflect the cost of making the Affected Portion of a LIBOR Loan, then such Lender shall promptly provide notice to Borrower of its decision to suspend Borrower's ability to make the Affected Portion of LIBOR Loans and/or require Borrower to repay the Affected Portion of LIBOR Loans and shall suspend the availability of the Affected Portion of LIBOR Loans after the date of any such determination.

         (d) If any payment of a LIBOR Loan occurs on a date which is not the last day of the applicable LIBOR Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Loan is not made on the date specified by Borrower because Borrower has not satisfied the conditions precedent to such LIBOR Loan contained in this Agreement or a Default or Event of Default has occurred and is continuing, Borrower will indemnify Lenders for any loss or cost incurred by it resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits required to fund or maintain the LIBOR Loan.

         (e) Agent shall deliver a written statement as to the amount due, if any, under Sections 3.2(c) or (d). Such written statement shall set forth in reasonable detail the calculations upon which Agent determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though the affected Lender funded its portion of LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement.

         (f) Borrower may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice to Agent (which notice shall be irrevocable). Borrower shall pay to Agent, upon request of Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of Agent) to compensate Lenders for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the LIBOR Period for such LIBOR Loan; (ii) any failure by Borrower to borrow a LIBOR Loan on the date specified by Borrower's written notice; or (iii) any failure by Borrower to pay a LIBOR Loan on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Agent for the benefit of Lenders a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the LIBOR Period chosen pursuant to the LIBOR Loan as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the LIBOR Period chosen pursuant to the LIBOR Loan as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Loan as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Agent for the benefit of Lenders upon the prepayment of a LIBOR Loan. If by reason of an Event of Default, Agent or the Majority Lenders elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

         Section 3.3 Term of Agreement. Subject to the terms hereof and to Lenders' right to cease making Loans to Borrower at any time upon or after the occurrence of an Event of Default, this Agreement shall be in effect for (a) a period of three (3) years from the date hereof, through and including February ___, 2005 (the "Term"). Upon written request by Borrower, Lenders may, in their sole and absolute discretion, renew this Agreement for any number of successive one year periods thereafter (each such successive one year period, a "Renewal Term"), but Lenders shall have no obligation to do so. Notwithstanding anything contained herein to the contrary, Lenders may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

         Section 3.4 Early Termination by Borrower. Borrower may terminate the Revolving Credit Commitment hereunder at any time during the term of this Agreement by repaying all outstanding Loans and the interest thereon, plus a premium as follows: (i) if such prepayment occurs on or before the first anniversary of the Closing Date, a premium of 2% of the then existing Revolving Credit Commitment; (ii) if such prepayment occurs after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date a premium of 1.5% of the then existing Revolving Credit Commitment; and (iii) if such prepayment occurs after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date a premium of .5% of the then existing Revolving Credit Commitment.

         Section 3.5 Effect of Termination. All of the Obligations shall be forthwith due and payable upon any termination of this Agreement in accordance with Section 3.4. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the rights, powers or privileges of Lenders or the obligations, duties or liabilities of Borrower or Lenders in any way relating to
(a) any transaction or event occurring prior to such termination or cancellation or (b) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Agent shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation until all of the Obligations known existing, threatened or claimed which can be given a monetary value have been paid in full, in immediately available funds.

         Section 3.6 Payments.

         Principal and interest on the Loans shall be payable as follows:

         (a) principal payable on account of Loans shall be payable by Borrower to Lenders immediately upon the earliest of (i) the receipt by Agent, a Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement.

         (b)      interest accrued on the Loans shall be due on the earliest of
                  (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement.

         (c) reasonable and itemized costs, fees and expenses payable pursuant to this Agreement shall be promptly payable by Borrower to Agent or to any other Person designated by Agent in writing.

         (d) the balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if not otherwise provided, then on demand.

         Borrower hereby irrevocably authorizes Agent, in Agent's good faith discretion, to advance to Borrower and to charge to the Loan Account as a Revolving Loan, sums sufficient to pay all amounts due and payable under Sections 3.6(b), (c) and (d) above whether or not any such advance would cause the outstanding Revolving Loans to exceed the Borrowing Base.

         Section 3.7 Application of Payments and Collections. (a) Except as otherwise provided in this Section 3.7, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent or Lenders from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.2 a credit balance exists in the Loan Account with respect to the Revolving Credit Commitment, such credit balance shall not accrue interest in favor of Borrower, but shall be returned to Borrower within one (1) Business Day for so long as no Default or Event of Default exists.

Agent may offset any credit balance against the Obligations upon or after the occurrence of an Event of Default. Payments and collections received by Agent from the Dominion Account or otherwise in Houston, Texas (a) before 2:00 p.m. Central Standard Time on a Business Day shall be deemed received on such Business Day, and (b) after 2:00 p.m. Central Standard Time on a Business Day shall be deemed received on the next succeeding Business Day, in each case for purposes of determining the amount of Revolving Loans available for borrowing hereunder and for purposes of computing interest on the Loans (subject in each case to final payment of all items and collections received in form other than immediately available funds). For so long as no Event of Default has occurred, all payments and collections deposited into the Dominion Account shall be transferred to a bank account specified by Borrower, and upon the occurrence of an Event of Default, Agent may, in its sole discretion, direct all such payments and collections to be transferred to a bank account specified by Agent.

         (a) All monies to be applied to the Obligations, other than as expressly provided for elsewhere in this Agreement, whether such monies represent voluntary payments by the Borrower or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders and other holders of the Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a ratable basis unless otherwise provided in this Section 3.7): (i) to pay principal and accrued interest on any Overadvance; (ii) second, to the Agent to pay the amount of expenses that have not been reimbursed to the Agent by the Borrower or the Lenders, together with interest accrued thereon; (iii) third, to the Agent to pay any indemnified amount that has not been paid to the Agent by the Borrower or the Lenders, together with interest accrued thereon; (iv) fourth, to the Agent to pay any fees due and payable to the Agent under this Agreement; (v) fifth, to the Lenders for any indemnified amount that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (vi) sixth, to the Lenders to pay any fees due and payable to the Lenders under this Agreement;
                  (vii) seventh, in payment of the unpaid principal and accrued interest in respect of the Loans and (viii) eighth, any other Obligations then outstanding and held by any Lender to be shared among the Lenders on a ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrower). The allocations set forth in this Section 3.7 are solely to determine the rights and priorities of the Agent and the Lenders as among themselves and may be changed by the Agent and the Lenders without notice to or the consent or approval of the Borrower or any other Person.

         Section 3.8 Statements of Account. Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent, absent manifest error, shall be deemed final, binding and conclusive upon Borrower unless Agent is notified by Borrower in writing to the contrary within seventy-five (75) days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

         Section 3.9 Increased Costs. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of any Lender therewith, shall:

         (a) (i) subject any Lender to any tax with respect to this Agreement (other than (A) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (B) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (ii) change the basis of taxation of payments to any Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (A) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and
                  (B) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

         (b) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR Rate), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

         (c) impose on any Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to any Lender of making, renewing or maintaining Loans hereunder by an amount that any Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that any Lender deems to be material, then, in any such case, Borrower shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR Rate. An officer of such Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower and a statement that such costs affect other borrowers with similar LIBOR loans. Such certification shall be conclusive absent manifest error. If such Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

         Section 3.10 Basis for Determining Interest Rate Inadequate or Unfair. In the event that Agent shall have determined that:

         (a) reasonable means do not exist for ascertaining the LIBOR Rate for any LIBOR Period; or

         (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Loan; then

Agent shall give Borrower prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Loan shall be made as a Base Rate Loan, unless Borrower shall notify Agent no later than 10:00 A.M. (Dallas, Texas Time) two (2) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Loan, and (ii) any Base Rate Loan which was to have been converted to an affected type of LIBOR Loan shall be continued as or converted into a Base Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 A.M. (Dallas, Texas Time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Loan.

                      ARTICLE 4. COLLATERAL: GENERAL TERMS

         Section 4.1 Security Interest in Collateral. To secure the prompt payment and performance to Lenders of the Obligations, Borrower hereby grants to Agent on behalf of the Lenders a continuing security interest in and Lien upon all the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

         (a)      Accounts;

         (b)      Certificated Securities;

         (c)      Chattel Paper (including Electronic Chattel Paper);

         (d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

         (e)      Contract Rights;

         (f)      Deposit Accounts;

         (g)      Documents;

         (h)      Equipment;

         (i)      Financial Assets;

         (j)      Fixtures;

         (k)      General Intangibles, including Payment Intangibles and
                  Software;

         (l) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

         (m)      Instruments;

         (n)      Intellectual Property;

         (o)      Inventory;

         (p)      Investment Property;

         (q)      money (of every jurisdiction whatsoever);

         (r)      Letter-of-Credit Rights;

         (s)      Payment Intangibles;

         (t)      Security Entitlements;

         (u)      Software;

         (v)      Supporting Obligations;

         (w)      Uncertificated Securities; and

         (x) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Agent will not enforce its security interest in Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Agent, Borrower will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Agent (and to Agent's enforcement of such security interest) in such Agent's rights under such lease or license.

         Section 4.2 Other Collateral.

         (a) Commercial Tort Claims. Borrower shall promptly notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim.

         (b) Other Collateral. Borrower shall promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document and obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent.

         The security interests in the Collateral granted to Agent by Borrower are given in renewal, extension and modification of the security interests previously granted to Fleet by Cal Dive and ERT in the Amended Loan Documents; such prior security interests are not extinguished hereby; and the making, perfection and priority of such prior security interests shall continue in full force and effect.

         Section 4.3 Lien on Vessels. (a) The due and punctual payment and performance of the Obligations shall be secured by the Lien created by the Ship Mortgages upon the Vessels. Except as otherwise permitted herein, if Borrower shall acquire at any time or times hereafter any interest in other vessels, Borrower hereby agrees to promptly execute and deliver to Agent, as additional security and Collateral for the Obligations, Ship Mortgages or other collateral documents satisfactory in form and substance to Agent and its counsel (herein collectively referred to as "New Ship Mortgages") covering such new vessels. The Ship Mortgages and each New Ship Mortgage shall be duly recorded in each office where such recording is required to constitute a valid and perfected Lien on the vessels covered by such Mortgage. Borrower shall deliver to Agent such other documents as Agent and its counsel may reasonably request relating to the Property subject to the Ship Mortgage and any New Ship Mortgages.

         (b) Upon demand by Agent, Borrower shall execute and deliver to Agent the Construction Contract Assignment and shall do all such other things deemed appropriate by Agent to perfect such assignment as a first preferred security interest on the collateral described in it.


         Section 4.4 Negative Pledge. Borrower agrees that for so long as any Obligations remain outstanding, it will not, without the prior written consent of Agent create or permit any Lien (other than Permitted Liens) or its interests in the Offshore Platforms and its other oil and gas Properties.

         Section 4.5 Representations, Warranties and Covenants. To induce Lenders to enter into this Agreement, Borrower represents, warrants, and covenants to Agent and Lender:

         (a) The Collateral is now and, so long as any of the Obligations are outstanding, will continue to be owned solely by Borrower, and no other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

         (b) Except for Permitted Liens or as specifically consented to in writing by Agent the Liens granted to Agent shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. No further action need be taken to perfect the Liens granted to Lender, other than the filing of continuation statements under the Code or other applicable law, continued possession by Agent of that portion of the Collateral constituting instruments or documents, the recording of the Ship Mortgage and each New Ship Mortgage as required by applicable law.

         (c) All goods evidenced by the Collateral constituting chattel paper, documents or instruments, the possession of which has been given to Agent, are owned by Borrower and the same are free and clear of any prior Lien, except for Statutory Liens contested by Borrower as required by Section 8.2(h). Borrower further warrants and guarantees the value, quantities, adequate condition, grades and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral, except and to the extent only that such taxes, levies and other charges are being actively contested in good faith and by appropriate lawful proceedings, and Borrower has established adequate reserves therefor, which are properly reflected on the Consolidated Financial Statements, and the nonpayment of such taxes, levies and charges does not result in a lien upon any Collateral other than a Permitted Lien. Borrower shall defend Agent against and save it harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

         Section 4.6 Lien Perfection. Borrower agrees to execute the UCC-1 financing statements provided for by the Code or otherwise together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Agent's security interest in the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf, including without limitation financing statements that indicate the Collateral (i) as all assets of Cal Dive, ERT, Aquatica or Canyon or words of similar effect, or (ii) as being equal or lesser in scope or with greater or lesser detail, than as set forth in Section 4.1 on Borrower's behalf. Borrower also hereby ratifies its authorization for the Agent to have filed in any jurisdiction any like financial statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         Section 4.7 Location of Collateral. All Collateral, other than Inventory in transit, motor vehicles, Vessels and diving equipment, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit C attached hereto and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default, for (a) sales of Inventory and the providing of services in the ordinary course of business; (b) the storage of Inventory at locations within the continental United States other than those shown on Exhibit C attached hereto if (i) Borrower gives Agent written notice of the new storage location at least sixty (60) days prior to storing Inventory at such location, (ii) except for Statutory Liens contested by Borrower as required by Section 8.2(h), Agent's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon,
(iii) neither Borrower's nor Agent's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Agent not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges, and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Agent; (c) temporary transfers (for period not to exceed three months in any event) of Equipment from a location set forth on Exhibit C attached hereto to another location if done for the limited purpose of repairing, refurbishing or overhauling such Equipment in the ordinary course of Borrower's business; and
(d) removals in connection with dispositions of Equipment that are authorized by
Section 6.4.

         Section 4.8 Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral (other than Offshore Platforms) wherever located, in storage or in transit, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with insurance companies acceptable to Agent. Borrower shall deliver to Agent certificates regarding such insurance and the originals of such policies when available, with satisfactory endorsements naming Agent as loss payee or co-insured and as mortgagee pursuant to a standard mortgagee clause without liability for premiums, club calls or assessments. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at

Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise required by Agent.

         Section 4.9 Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be bome and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due or is not actively contesting such taxes in good faith and by appropriate proceedings and has not established adequate reserves, which are properly reflected on the Consolidated Financial Statements, Agent may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Agent promptly therefor with interest accruing thereon daily at the Applicable Annual Rate for Base Rate Loans. All sums so paid or incurred by Agent for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Agent may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under any Loan Document or in respect of any of the transactions to be had hereunto, together with interest at the Default Rate applicable to Base Rate Loans, shall be considered Obligations hereunder secured by all Collateral. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

                   ARTICLE 5. PROVISIONS RELATING TO ACCOUNTS

         Section 5.1 Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Agent and Lenders that Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Agent, that with respect to each
Account:

         (a) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

         (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

         (c) it has been generated in compliance with Borrower's normal credit policies as historically in effect (or as modified from time to time on prior written notice to Agent) or on such other reasonable terms disclosed in writing to Agent in advance of the creation of such Account, and such terms are expressly set forth on the face of the invoice covering such sale or rendition of services;

         (d) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

         (e) Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business and which are disclosed to Agent;

         (f) to the best of Borrower's knowledge, there are no facts, events or occurrences which have not been disclosed to Agent which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

         (g) to the best of Borrower's knowledge, the Account Debtor thereunder (i) is Solvent and (ii) had the capacity to contract at the time any contract or other document giving rise to the Account was executed; and

         (h) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

         Section 5.2 Assignments, Records and Schedules of Accounts. If so requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts on a weekly or more frequent basis, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on a weekly basis, unless requested on a more frequent basis by Agent, a sales and collections report for the preceding week, in form satisfactory to Agent. On or before the last day of each week from and after the date hereof, Borrower shall deliver to Agent, in form satisfactory to Agent, a detailed listing of all Unbilled Accounts existing as of the last day of the preceding week, a detailed aged trial balance of all Accounts existing as of the last day of the preceding week, specifying the names, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed and a listing of all disputed amounts due and owing (a "Schedule of Accounts"), and upon Agent's request therefor, the reason for any disputed amounts, all claims related thereto and the amount in controversy, and addresses, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled, and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request.

         Section 5.3 Administration of Accounts.

         (a) Borrower shall report discounts, allowances or credits granted by Borrower that are not shown on the face of the invoice for the Account involved to Agent at the time of its submission to Agent of the next Schedule of Accounts as provided in Section
                  5.2 or more frequently upon the request of Agent. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrower.

         (b) If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge the Loan Account therefor. Borrower shall notify Agent if any Account includes any tax due to any govenunental taxing authority and, in the absence of such notice, Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery creating the Account.

         (c) Whether or not an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

         Section 5.4 Collection of Accounts.

         (a) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by Borrower on account of Accounts shall be held as Agent's property by Borrower as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit same in the Dominion Account. Agent shall have the right at any time after the occurrence of an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrower. Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

         (b) Borrower shall deposit all proceeds of the Collateral, other than receipts for the sale of Property held by third parties as reserves for like/kind exchanges, or cause the same to be deposited in kind in a Dominion Account pursuant to a lockbox arrangement with such banks as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such bank, an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Agent and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

  ARTICLE 6. PROVISIONS RELATING TO EQUIPMENT, VESSELS AND OFFSHORE PLATFORMS

         Section 6.1 Representations, Warranties and Covenants. With respect to the Equipment, Vessels and the Offshore Platforms, Borrower represents, warrants and covenants to and with Agent that:

         (a) substantially all of the Equipment and the Vessels are in adequate operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment and the Vessels shall be maintained and preserved, reasonable wear and tear excepted; and

         (b) except for Equipment affixed to Offshore Platforms in the ordinary course of ERT's business, Borrower will not permit any of the Equipment to become affixed to any Real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such Real Property has executed a landlord waiver or leasehold mortgage in favor of Agent, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Agent or subject to Permitted Liens.

         Section 6.2 Evidence of Ownership of Equipment and Vessels. Immediately on request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of the Equipment and the Vessels.

         Section 6.3 Records and Schedules of Equipment and the Vessels. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity, location and value of its Equipment and Vessels and all dispositions made in accordance with Section 6.4, and shall furnish Agent with a current schedule, in form and substance satisfactory to Agent, containing the foregoing information on at least an annual basis and more often if requested by Agent.

         Section 6.4 Dispositions. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment, any Vessel, any Offshore Platform, or any oil or gas Properties, or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply to dispositions required by the United States government, or, for so long as no Event of Default exists, to the following:

         (a) dispositions of Offshore Platforms and related Equipment and oil and gas Properties by ERT and vessels owned by Borrower and not mortgaged to Agent in the ordinary course of business; provided, that, all proceeds thereof, other than receipts for the sale of Property held by third parties as reserves for like/kind exchanges, are delivered to Agent for application to the Obligations in accordance with the terms of this Agreement; or

         (b) replacement of Equipment and Vessels that are substantially worn, damaged or obsolete with Equipment or Vessels of substantially like kind and function and with a value not less than the Equipment or Vessels being replaced; which replacement Equipment and Vessels shall be acceptable to Agent; provided, that, (i) the replacement Equipment or Vessels shall be acquired prior to concurrently with or within six (6) months of any disposition of the Equipment or Vessel that is to be replaced, (ii) the replacement Equipment or Vessels shall be free and clear of Liens other than Permitted Liens, (iii) Borrower shall give Agent at least five (5) days prior written notice of such disposition, and (iv) Borrower shall deliver to Agent all proceeds realized from any such disposition for application to the Obligations.

         (c) None of the provisos or other exceptions to the restriction against dispositions of Equipment, Vessels or Offshore Platforms set forth in this Section 6.4 shall be construed to allow any disposition, whether by Borrower of a Vessel on which Agent has been granted a Lien, without the prior written consent of Agent.

                   ARTICLE 7. REPRESENTATIONS AND WARRANTIES

         Section 7.1 General Representations and Warranties. To induce Lenders to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Agent and Lenders as follows:

         (a) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit D attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

         (b) Corporate Names. Since July 27, 1990, Cal Dive, since September 30, 1992, ERT since September 24, 1997, Aquatica and since September 12, 1996, Canyon, have not been known as or used any corporate, fictitious or trade names except as disclosed on Exhibit E attached hereto and made a part hereof. Except as set forth on Exhibit E attached hereto, Borrower has not, during the preceding three years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person. Each Borrower's exact legal name, state of incorporation, type of organization and organizational identification number is set forth on Exhibit E.

         (c) Corporate Power and Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

         (d) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

         (e) Use of Proceeds. Borrower's uses of the proceeds of any Loans pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), where the failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or Properties.

         (f) Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of said Board of Governors.

         (g) Governmental Consents. Except where failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or Properties, Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

         (h) Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Exhibit F attached hereto and made a part hereof.

         (i) Capital Structure. Exhibit G attached hereto and made a part hereof states (i) the correct name of each of the Subsidiaries of Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Subsidiary of Cal Dive, and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares of stock it purports to own of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and nonassessable. Except as provided in Exhibits G and H attached hereto, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower.

         Except as provided in Exhibits G and H attached hereto, there are not outstanding any agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

         Section 7.2 Solvent Financial Conditions. Borrower is now and, after giving effect to initial Loans to be made hereunder, at all times will be, Solvent.


         (a) Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other ------------ corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties other than as set forth on Exhibit I attached hereto. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit I attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

         (b) Litigation. Except as set forth on Exhibit J attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Exhibit J attached hereto, except as indicated on such Exhibit J, involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

         (c) Title to Properties. Subject to the statutory right of the MMS to approve the acquisition of an Offshore Platform and related oil and gas Properties, each Borrower and each of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its oil and gas Properties and Real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Exhibits C and R attached hereto identifies all of the Offshore Platforms, other oil and gas Properties and Real Property leased or owned by Borrower and its Subsidiaries and, if leased, identifies the lessor thereof.

         (d) Financial Statements: Fiscal Year. The Consolidated balance sheet of Borrower and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of November 30, 2001 and the related statements of income, changes in stockholder's equity, and changes in cash flow for the periods ended on such dates, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial positions of Borrower and its Subsidiaries at such dates and the results of Borrower's operations for such periods. Except as disclosed in Schedule W hereto, since November 30, 2001 there has been no material change in the condition, financial or otherwise, of Borrower, its Subsidiaries and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and other Property owned by Borrower or its Subsidiaries or such other Persons, except as otherwise disclosed in the footnotes to such financial statements and changes in the ordinary course of business, which individually or in the aggregate has not been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on December 31 of each year.

         (e)      Full Disclosure. The financial statements referred to in
                  Section 7.1(n), do not, nor does this Agreement or any other written statement of Borrower to Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Agent or Lenders in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

         (f) ERISA. Except as disclosed in Exhibit K attached hereto, there are no Pension Plans or Multiemployer Plans and no fact exists that could result in any material liability (other than as disclosed on Borrower's financial statements) to Borrower relating to any former Plan. No Reportable Event has occurred with respect to any Pension Plan that is not a Multiemployer Plan. No Prohibited Transaction has occurred. The PBGC has not instituted proceedings to terminate any Pension Plan. No ERISA Affiliate nor any duly appointed administrator of a Pension Plan has (i) incurred any liability to the PBGC with respect to a Pension Plan other than for premiums not yet due and payable, or (ii) instituted or intends to institute proceedings under Section 4041(c) of ERISA to terminate any Pension Plan, or (iii) instituted proceedings to withdraw from any Pension Plan that is a Multiemployer Plan. No "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA exists with respect to any Pension Plan. No liability has been incurred by any ERISA Affiliate which remains unsatisfied for any taxes or penalties, with respect to any Plan that is not a Multiemployer Plan or, to the best of Borrower's knowledge and belief, with respect to any Multiemployer Plan. No litigation is pending or, to the Borrower's knowledge, threatened concerning or involving any Plan. No amendment to any Pension Plan has been adopted such that security is required to be given pursuant to IRC Section 401(a)(29) and no lien exists under IRC Section 412(n) with respect to any Plan. Except as shown on Exhibit K attached hereto with respect to the date and using the assumptions described thereon, and to the best of Borrower's knowledge and belief, no unfunded or unreserved liability exists for benefits under any Plan that would have a material adverse effect on the business or finances of Borrower. No ERISA Affiliate contributes to, has contributed to, or is or has been obligated to contribute to, any Multiemployer Plan. No ERISA Affiliate maintains, or has promised to maintain, any Plan which provides medical benefits to an employee or the employee's dependents after the employee terminates employment other than as required by law.

         (g) Taxes. The federal tax identification numbers for Cal Dive, ERT, Aquatica and Canyon are 95-3409686, 76-0413713, 72-1396623 and 76-0515050, respectively. Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year. There are no material unresolved questions or claims concerning any tax liability of Borrower except as described in Exhibit L attached hereto. None of the transactions contemplated hereby or under any agreements referred to hereunder will result in any material tax liability for Borrower or result in any other material adverse tax consequence for Borrower. Exhibit M attached hereto contains an accurate list of all taxing authorities to which Borrower and its Subsidiaries and their respective Properties are subject. No Properties of

                  Borrower or its Subsidiaries are or could become subject to any Lien in favor of any such taxing authorities for nonpayment of taxes, except as specified on Exhibit M attached hereto.

         (h) Labor Relations. Except as described on Exhibit N attached hereto, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         (i) Compliance With Laws. Except as disclosed on Exhibit O attached hereto as to existing violations of Environmental Laws (the "Existing Environmental Violations"), Borrower has duly complied in all material respects with, and its Property, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules, regulations orders, citations and final and enforceable notices applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA, Environmental Laws, the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, laws relating to income, unemployment, payroll or social security taxes and Plans under ERISA, the Flood Disaster Protection Act of 1973, the Consumer Credit Protection Act, the Federal Trade Commission Act, statutes creating and governing the Bureau of Alcohol, Tobacco and Firearms, and any and all state statutes or pronouncements addressing, or related to, subjects the same as or comparable to those covered by such enumerated federal statutes, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.

         (j) Surety Obligations. Except as described in Exhibit P attached hereto, Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

         (k) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

         (l) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

         (m) Business Locations. Agent for Process. During the preceding three year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on Exhibit C attached hereto.

         (n) Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

         (o) Leases. Exhibit Q attached hereto is a complete listing of all capitalized leases of Borrower and Exhibit R attached hereto is a complete listing of all operating leases of Borrower.

         (p) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (q)      OSHA and Environmental Compliance.

                  (i) Except for the Existing Environmental Violations, Borrower is in compliance with, and its facilities, business, operations, assets, Property, leaseholds, Offshore Platforms, Vessels and Equipment are in compliance in all material respects with, the provisions of OSHA, the Resource Conservation and Recovery Act, Oil Pollution Act, 1990, all Environmental Laws and all permits issued to Borrower under any Environmental Laws; there have been no and are not now any outstanding citations, notices or orders of non-compliance issued to Borrower, nor is Borrower aware of any potential or threatening citations, notices or orders of noncompliance that may be issued to Borrower or relating to its business, assets, Property, leaseholds, Offshore Platforms, Vessels or Equipment under such laws, rules or regulations.

                  (ii) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (iii) Except for the Existing Environmental Violations, (1) there are no visible signs of material releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or Vessels in violation of any Environmental Law, nor is Borrower aware of the existence of any nonvisible Releases; (2) there are no underground storage tanks or polychlorinated biphenyls on the Real Property;
                           (3) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Substance (except for the storage of fuels, Hydrocarbons, lubricants, solvents, paints and coatings, compressed gases, explosives, anti-oxidants, rust inhibitors, surfactants, C02 scavengers, soap and chemical dispersants, batteries and similar or substitute items, substances or chemicals used or useful in the ordinary course of business by Borrower (collectively the "Lawful Substances")); and (4) no Hazardous Substances are present on the Real Property or Vessels in violation of any Environmental Laws.

         (r) Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Agent and Lenders that there does not then exist any Default or Event of Default unless otherwise disclosed to Lender in writing and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit attached hereto either inaccurate or incomplete, so long as Agent has consented to such changes in writing or such changes are expressly permitted by this Agreement.

         Section 7.3 Survival of Representations and Warranties. Borrower covenants, warrants and represents to Agent and Lenders that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Agent and Lenders and the parties thereto and the closing of the transactions described therein or related thereto until four (4) years and one (1) day after all of the Obligations have been paid in full.

                 ARTICLE 8. COVENANTS AND CONTINUING AGREEMENTS

         Section 8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Agent in writing, it shall:

         (a) Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable (and, if requested by Agent, provide Agent with proof that Borrower or such Subsidiary has done so), except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties or Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties, except for Permitted Liens. Borrower shall also make timely payment or deposit of all FICA payments and withholding taxes required of it by the applicable laws, and will, upon request, furnish Agent with proof satisfactory of it that Borrower has made such payments or deposits.

         (b) Tax Returns. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

         (c) Payment of Bank Charges. Pay to Agent or Lenders, on demand, any and all reasonable and customary fees, costs or expenses which Agent or Lenders pay to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Agent or Lenders proceeds of loans made by Lenders to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Agent or Lenders of any check or item of payment received or delivered to Agent or Lenders on account of the Obligations.

         (d) Business and Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary except in connection with business combinations that result in a Subsidiary or a Borrower being acquired by or merging with another Borrower.

         (e) Maintain Properties. Maintain, and cause each Subsidiary to maintain, its Properties in adequate operating condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto.

         (f) Compliance with Laws and Remediation of Existing Environmental Violations. (i) Except for the Existing Environmental Violations and the storage of the Lawful Substances, comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership or lease of its Properties or to the conduct and operation of its business, except for violations or failures to obtain that will not materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of Borrower.

         (g) ERISA Compliance. (i) Make and cause each ERISA Affiliate to make prompt payment of all contributions it is obligated to make under all Plans or are required to meet the minimum funding standard set forth in ERISA, (ii) within thirty (30) days after the filing thereof, furnish to Agent a copy of the most recently filed annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans that is not a Multiemployer Plan, (iii) notify Agent prior to any request by any ERISA Affiliate for a waiver of the funding requirements of IRC Section 412 or the commencement of any distress termination pursuant to ERISA Section 4041(c) with respect to any Pension Plan, (iv) notify Agent immediately of any Reportable Event, Prohibited Transaction, and of any fact arising in connection with any of its Plans that is not a Multiemployer Plan, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, (v) notify Agent immediately of any event which is likely to give rise to an assertion of withdrawal liability in connection with a Multiemployer Plan, and (vi) furnish to Agent, promptly upon Agent's request therefor, such additional information concerning any Plan as may be reasonably requested.

         (h) Business Records. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

         (i) Visits and Inspections. Upon two (2) Business Days notice to Borrower, permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations; provided, however, if a Default or Event of Default exists, Agent shall not be required to give notice to Borrower prior to inspection or visitation by Agent of Borrower's Properties.

         (j) Financial Statements. Cause to be prepared and furnished to Agent the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with
                  GAAP):

                  (i) as soon as possible, but not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Agent (except for a qualification for a change in accounting principles with which the independent public accountant concurs);

                  (ii) as soon as possible, but not later than thirty (30) days after the end of each month (except that statements for the month of January shall be delivered within sixty (60) days after the end thereof) hereafter, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's fiscal year then elapsed, on a consolidating basis certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

                  (iv) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts payable ledgers, vendor listings and bank statements.

         Upon receipt, Borrower shall forward to Agent a copy of the accountants' letter to Borrower's management that is prepared in connection with the financial statements described in clause (i) above and also shall cause to be prepared and shall furnish to Agent a certificate of the aforesaid certified public accountants certifying to Agent that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clause (i) above and the financial statements for the months ending on March 30, June 30, September 30 and December 31 of each calendar year delivered pursuant to clause (ii) above, Borrower shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit S attached hereto.

         (k) Notices to Lender. Notify Agent in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding, and of the receipt of any order or citation from any f'ederal, state or local agency which may materially and adversely affect Borrower's operations, financial condition, Properties or business or Agent's Lien upon any of the Collateral; (ii) at least ten (10) Business Days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; except if any such closing arises out of a consolidation of offices or places of business at Cal Dive's current address; in which case substantially contemporaneous notice shall be sufficient;
                  (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding Five Hundred Thousand Dollars ($500,000); (v) promptly after the occurrence thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries.

         (l) Landlord and Storage Agreements. Provide Agent with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be kept.

         (m) Subordinations. Except for Permitted Purchase Money Indebtedness, provide Agent with a debt subordination agreement, in form and substance satisfactory to Agent, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations.

         (n) Further Assurances. At Agent's request, promptly execute or cause to be executed and deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds One Thousand Dollars ($1,000), arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Agent thereof in writing and shall execute any instruments and take any other action required or requested by Agent to comply with the provisions of the Federal Assignment of Claims Act. For each deposit account or brokerage account that Borrower at any time opens or maintains, Borrower shall at Agent's request and option, pursuant to an agreement in form and substance satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account without the further consent of Borrower.

         (o) Tax Certificate. Within ninety (90) days after the end of each fiscal year of Borrower, or more frequently if requested by Agent, cause the chief financial officer of Borrower to prepare and deliver to Agent a tax certificate in the form of Exhibit T attached hereto, with appropriate insertions.

         (p) Vessel Appraisals. Agent shall have the option to prepare an appraisal of the Vessels no less than annually from the Closing Date at Borrower's expense.

         (q) Vessel Certifications. As soon as available, and in any event no later than thirty (30) days after receipt by Borrower, deliver to Lender copies of Coast Guard Certificates of Inspection and ABS Load Line Certifications (or similar certificates issued for foreign registered marine vessels) for each Vessel.

         (r) Vessel Maintenance. Keep adequate records with respect to maintenance of Vessels which detail drydocking, machinery overhauls and maintenance history for each Vessel.

         (s) Projections. As soon as available, and in any event no later than thirty (30) days after the end of each fiscal year of Borrower, deliver to Agent Projections of Borrower for the forthcoming fiscal year, on a month by month basis.

         (t) Systems. Maintain any system reasonably requested by Agent for creating backup data on computer hardware, software or firmware, such as Accounts and customer lists, and deliver and pledge to Agent such tapes or discs with respect thereto as may be required by Lender.

         (u)      Environmental Matters.

                  (i) Ensure that the Real Property and the Vessels remain in compliance with all Environmental Laws where the failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects or Properties, and it will not place or permit to be placed any Hazardous Substance on any Real Property or Vessel except as not prohibited by applicable law or appropriate governmental authorities. Notwithstanding the foregoing, Agent and Borrower recognize the Existing Environmental Violations and the storing and carrying of the Lawful Substances and Borrower hereby agrees to ensure that all Existing Environmental Violations are remediated in a manner consistent with any lawful requirements and schedules established by appropriate governmental authorities.

                  (ii) Establish and maintain a system to assure and monitor continued material compliance with all applicable Environmental Laws appropriate to the nature of Borrower's business and review the adequacy and effectiveness of such system on an annual basis.

                  (iii) (1) employ in connection with its use of the Real Property and the Vessels appropriate technology necessary to maintain material compliance with any applicable Environmental Laws, and (2) dispose of any and all Hazardous Substance generated at the Real Property or on board the

                           Vessels only at facilities and with carriers that maintain any required permits under the Resource Conservation and Recovery Act and any other applicable Environmental Laws. Borrower shall obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators in connection with the transport or disposal of any Hazardous Substance generated at the Real Property or on board the Vessels to the extent such certificates are required by applicable Environmental Laws.

                  (iv) In the event the Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property or on board the Vessels (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions, demand letter or complaint, order, citation, or other written notice alleging liability on the part of Borrower or any Subsidiary with regard to any Hazardous Discharge or violation of Environmental Laws (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state or local agency responsible in whole or in part for environmental matters in the state in which the Real Property is located , the United States Coast Guard, the United States Environmental Protection Agency or any similar agency of a foreign government where a Vessel is operating (any such person or entity hereinafter the "Authority"), then the Borrower shall, within ten (10) Business Days, give written notice of same to the Agent and furnish the Agent a copy of the Environmental Complaint. Such notice is not intended to create nor shall it create any obligation upon Agent with respect thereto.

                  (v) Promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to the Agent until the claim is settled. The Borrower shall promptly forward to the Agent copies of all documents and reports concerning a Hazardous Discharge that the Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow the Agent to protect Agent's security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent with respect thereto.

                  (vi) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any



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

                           Lien. Borrower shall be deemed to be taking all necessary action only if, and for so long as, the execution or enforcement of an Environmental Complaint is, and continues to be, effectively stayed and the Borrower maintains adequate reserves therefore, which are properly reflected on Borrower's Consolidated Financial Statements, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, and any Liens associated with the Environmental Complaint do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business. If Borrower shall fail to so respond to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws where the failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects or Properties, Agent may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral after giving Borrower prior written notice: (a) give such notices or (b) enter onto the Real Property or Vessels (or authorize third parties to enter onto the Real Property or Vessels) and take such actions as Agent(or such third parties as directed by the Agent) deem reasonably necessary or advisable, to clean up, remove, or mitigate any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Applicable Annual Rate for Base Rate Loans shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent or Lenders and Borrower.

                  (vii) Promptly upon the written request of the Agent, in connection with any Hazardous Discharge or Environmental Complaint as described in clause (vi) immediately preceding, provide to Agent, at the Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Agent to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances required as a result of the Hazardous Discharge or Environmental Complaint. Any investigation of or response to such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Agent.

                  (viii) Defend and indemnify Agent and Lenders and hold Agent and Lenders, and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs,



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

                           fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting its business and operations, the Real Property or the Vessels, whether or not the same originates or emerges from the Real Property or any contiguous real estate or the Vessels, including any loss of value of the Real Property as a result of the foregoing. Borrower's obligations under this Section 8.1(u) shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property or on board the Vessels that would have a material adverse effect on Borrower's business, condition (financial or otherwise), operations, prospects or Properties, or Borrower's use of Hazardous Substances in its business and operations in a manner that would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects or Properties, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnification hereunder shall survive the termination of this Agreement.

                  (ix) For purposes of Section 7.1(aa), 8.1(u) and 8.2(aa), all references to "Real Property" shall be deemed to be all of Borrower's right, title and interest in and to all leased and owned premises, including, without limitation, the Offshore Platforms.

         (v) Reporting of Locations of Vessels. Concurrently with the delivery of the monthly unaudited interim financial statements of Borrower and its Subsidiaries, as required by Section 8.1(j)(ii), deliver to Agent a report identifying by name and location, the Vessels that, as of the end of the month covered by the monthly unaudited financial statements then delivered to Agent, are operating in waters outside of the territorial jurisdiction of the United States.

         Section 8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lenders, Borrower covenants that, unless consented to by Lender in writing, it will not and will not allow its Subsidiaries to:

         (a) Mergers, Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger between both Borrowers, or a Borrower and one or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person; nor change its or any of its Subsidiaries' state of incorporation or type of organization, nor change its or any of its Subsidiaries' legal names except in connection with a consolidation or merger permitted by this
                  Section 8.2(a).

         (b) Loans. Make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person,



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

                  including, without limitation, any of Borrower's Subsidiaries, Affiliates, officers or employees.

         (c) Total Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, except: (i) Obligations owing to Lenders;
                  (ii) unsecured accounts payable to trade creditors which are not aged more than ninety (90) days from billing date and current operating expenses (other than for Money Borrowed) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent public accountants; (iii) Obligations to pay Rentals permitted by Section 8.2(u); (iv) Permitted Purchase Money Indebtedness; (v) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (vi) liabilities arising under the Synthetic Lease financing of the Gunnison production platform; (vii) liabilities arising under the Title XI Debt;
                  (viii) plug and abandonment obligations not to exceed $50,000,000 at any time; and (ix) Indebtedness not included in clauses (i) through (v) above which does not exceed at any time, in the aggregate, the sum of Five Hundred Thousand Dollars ($500,000).

         (d) Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary, or (ii) transactions contemplated by the Shareholders Agreement, in effect on the Closing Date.

         (e) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture other than arising from acquisitions by ERT of oil and gas properties with aggregate plug and abandonment obligations of $25,000,000 or less per year.

         (f) Adverse Transactions. Except for Turnkey Contracts, enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Lender pursuant to Section 5.2.



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

         (g) Guaranties. Except as described on Exhibit U attached hereto guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person (other than a guaranty by Cal Dive on behalf of ERT, Aquatica or Canyon), except by endorsement of instruments or items of payment for deposit or collection.

         (h) Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Agent or Lenders; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 8.1(a), but only if in Agent's sole discretion and judgment such Lien does not affect adversely Agent's rights or the priority of Agent's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, operators and other like Persons or common law maritime liens or liens under the Federal Maritime Lien Act or similar state statutes (collectively, the "Statutory Liens") for labor, materials, supplies, injuries or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Agent, or if, and for so long as, the execution or other enforcement of such Liens is, and continues to be, effectively stayed, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Agent for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of Section 8.2(c); (vii) contractual rights, reservations, exceptions, easements, rights of way, and other similar encumbrances affecting Real Property other than as described in Exhibit V attached hereto; provided, that, in Agent's judgment, which will be exercised in good faith, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said Real Property constitutes Collateral, Agent has consented thereto;
                  (viii) Liens securing Indebtedness of a Subsidiary to Borrower or another Subsidiary; (ix) such other Liens as described on
                  Exhibit V attached hereto; and (x) such other Liens as Agent may hereafter approve in writing.



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

         (i) Distributions. Without the prior written consent of Agent, declare or make, or permit any Subsidiary to declare or make, any Distributions except for the repurchase or its Securities from employees.

         (j) Subsidiaries. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to a new Subsidiary to whose existence Agent has not consented.

         (k) Business Locations. Transfer its principal place of business or chief executive office, or maintain warehouses or records with respect to Accounts, Equipment or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit C attached hereto, except upon at least sixty (60) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

         (l) Change of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations.

         (m) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary, or (iii) dispositions expressly authorized by Section 6.4.

         (n) Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on Exhibit E attached hereto.

         (o) Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

         (p) Use of Lenders' Names. Without the prior written consent of Agent, use the names or trademarks of Agent or Lenders or the name or trademark of any affiliates of Agent or Lenders in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

         (q) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent to the effect that such purchase or acquisition will not cause this Agreement to



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

                  violate Regulations T, U or X or any other regulation of the Federal Reserve Board then in effect.

         (r) Restricted Investment. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

         (s) Fiscal Year. Change, or permit any Subsidiary to change, its fiscal year from a calendar year.

         (t) Stock of Subsidiary, Etc. Sell or otherwise dispose of any Security of any Subsidiary, except in connection with a transaction permitted under Section 8.2(a), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares or as required by a stock option program in existence on or before the Closing Date or as required for Cal Dive to complete its acquisition of Canyon.

         (u) Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve consecutive months under the lease in question and all other leases under which Borrower is then lessee would exceed $750,000, unless the terms and conditions thereof are approved by Borrower's Board of Directors and acceptable to Agent.

         (v) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

         (w) Prepayments. Make, or permit any Subsidiary to make, any prepayment of any part or all of any Money Borrowed, except that (i) Borrower and its Subsidiaries may prepay outstanding Money Borrowed in connection with a Purchase Money Lien from the proceeds of the sale of property subject to such Lien, and
                  (ii) Borrower may prepay Lenders as provided in this Agreement or any of the Other Agreements.

         (x) Compliance with Environmental Laws. Except as specifically permitted by applicable Environmental Law or permits or consents granted pursuant to such laws (i) use any of the Real Property or any Vessel or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances (other than the Lawful Substances), (ii) cause or permit to be located on any of the Real Property any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Property or any Vessel, (iv) conduct any activity at any Real Property or on board any Vessel or any other location or use any Real Property in any manner so as to cause a Release or threatened Release of Hazardous Substances on, upon or into the Real Property, or (v) otherwise conduct any activity at any Real Property or on board any Vessel or any other location or use any Real Property or any other location in any manner that would violate any Environmental Law or bring such Real Property in violation of any Environmental Law.



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

         (y) Amend any Pension Plan. Amend any Pension Plan so as to require security to be provided pursuant to IRC Section 401(a)(29).

         (z)      Capital Expenditures. Incur capital expenditures in excess of
                  (i) $200,000,000 for the fiscal year 2002 (excepting capital expenditures made in January 2002 for Canyon), (ii) $95,000,000 for the fiscal year 2003 and (iii) $70,000,000 for the fiscal year 2004.

         (aa) Gunnison Financing. Enter into or consent to any amendment or modification to the Synthetic Lease financing of the Gunnison production platform the effect of which would be to:

                  (i)      extend the term or amount of such financing; or

                  (ii) change the pricing for such financing more than 300 basis points from that in effect on the Closing Date; or

                  (iii) increase the amount or type of collateral for the financing.

         Section 8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

         (a) Cash Flow Leverage Test. The Borrower will not permit its Cash Flow Leverage Ratio to be greater than (i) 3.00 to 1.00 until September 30, 2003 and (ii) 2.75 to 1.00 thereafter.

         (b) Interest Coverage Test. The Borrower will not permit its Interest Coverage Ratio to be less than 2.50 to 1.00.

         (c) Fixed Charge Coverage Test. The Borrower will not permit its Fixed Charge Coverage Ratio to be less than 1.75 to 1.00.


                        ARTICLE 9. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or Lenders under the other Sections of this Agreement, it is understood and agreed that Lenders will not make any Loan under Section 2 unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lenders and their legal counsel:

         Section 9.1 Documentation. Agent shall have received the following documents, each to be in form and substance satisfactory to Agent and its counsel:

         (a) certificates evidencing Borrower's casualty insurance policies, together with endorsements naming Lender as loss payee and as mortgagee pursuant to a standard mortgagee clause, and certificates evidencing Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured;

         (b) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence to Agent that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 4.3(b);

         (c) on or prior to the Closing Date, landlord or warehouseman agreements with respect to all premises leased by Borrower, other than the premises located at 1028 Jackson, Morgan City, Louisiana and prior to sixty (60) days after the Closing Date, a landlord agreement for the premises located at 1028 Jackson, Morgan City, Louisiana;

         (d) a copy of the Articles of Incorporation of Borrower, and all amendments thereto, certified within fifteen (15) days before the Closing Date by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

         (e) a copy of the bylaws of Borrower, and all amendments thereto, certified as of the Closing Date by the Secretary of Borrower;

         (f)      good standing certificates for Borrower, issued within fifteen
                  (15) days before the Closing Date by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

         (g) a Closing Certificate signed by two (2) duly authorized senior officers of Borrower dated as of the Closing Date, stating that (i) the representations and warranties set forth in
                  Section 7 are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Default or Event of Default has occurred or is continuing;

         (h) the Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

         (i)      the Other Agreements duly executed and delivered by Borrower;

         (j) the favorable, written opinion of Andrew Becher, General Counsel of the Borrower, regarding Borrower, the Loan Documents and the transactions contemplated by the Loan Documents, in form and substance satisfactory to Agent and its legal counsel;

         (k) duly executed agreements establishing the Dominion Account with a financial institution acceptable to Agent for the collection or servicing of the Accounts, or, at Agent's discretion, within thirty (30) days of the Closing Date;



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

         (l) a copy certified by the Borrower as true, correct and complete of the Participation Agreement dated November 8, 2001, as amended, concerning the Synthetic Lease financing of the Gunnison Platform;

         (m) the consent of Bank One, NA as Agent in connection with the Synthetic Lease financing of the Gunnison Platform to this Agreement.

         (n) a Borrowing Base Certificate in the form of Exhibit W attached hereto, reflecting that Borrower has Eligible Accounts and Vessels in which Agent has a perfected first priority Lien, in amounts sufficient in value and amount to support the initial Revolving Loan in the amount requested by Borrower;

         (o) a certificate regarding Equipment and Vessels signed by a duly authorized senior officer of Borrower dated the date hereof, reflecting the type, value and location of Borrower's Equipment and Vessels; and

         (p) such other documents, instruments and agreements as Agent shall reasonably request in connection with the foregoing matters, including, without limitation, any items identified in the closing checklist delivered by Agent to Borrower immediately prior to the Closing Date.

         Section 9.2 Other Conditions. The following conditions have been and shall continue to be satisfied:

         (a)      no Default or Event of Default shall exist;

         (b) each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

         (c) since November 30, 2001, except as disclosed in Exhibit W, and except for changes which are reflected on the financial statements and notes through November 30, 2001 prepared by management and submitted to Agent, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower or its Subsidiaries, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower or its Subsidiaries;

         (d) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents;

         (e) Borrower shall have paid all expenses of Agent and Lenders pursuant to any invoices presented to Borrower relating to the negotiation, preparation and execution of the Loan Documents, including, without limitation, reasonable attorneys' fees;

         (f) all representations and warranties made by Borrower to Agent and Lenders in the Loan Documents shall be true and correct;

         (g) Borrower shall have paid to Agent and Lenders all fees required by Section 3 to be paid on the Closing Date;

         (h) Lenders' servicing requirements for the Loans shall have been approved by Lenders' credit officers; and

         (i) all covenants in this Agreement shall have been approved by Lenders' credit officers.

         ARTICLE 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) Payment of Notes. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Notes on the due date of such installment.

         (b) Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure to pay is not remedied within ten (10) days.

         (c) Misrepresentations. Any warranty, representation, or other statement made or furnished to Agent or Lender by or on behalf of Borrower or in any instrument, certificate or financial statement fumished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

         (d) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 4.2, 4.3, 4.5, 4.6, 5.4(b), 6.4, 8.1(a), 8.1(f),
                  8.1(i), 8.1(j), 8.1(o), 8.1(w), or 8.2 of this Agreement or
                  (ii) any other covenant in this Agreement (other than a covenant of default of which the performance or observance is dealt with specifically elsewhere in this Section 10.1) and the breach of such other covenant is not cured to Agent's satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect becomes known to any officer of Borrower.

         (e) Default Under Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements and such default shall continue beyond any applicable period of grace.



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         (f)      Default Under Security Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable period of grace.

         (g) Other Defaults. There shall occur an event of default on the part of Borrower (including specifically, but without limitation, due to nonpayment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness greater than Five Hundred Thousand Dollars ($500,000) (other than the Obligations) if the payment or maturity of such Indebtedness is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

         (h) Uninsured Losses: Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to deductibles), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

         (i) Insolvency, etc. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than thirty (30) days), or Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

         (j) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term; or all or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

         (k) Change of Control. Cal Dive shall cease to own and control, beneficially and of record all of the issued and outstanding capital stock of ERT or Aquatica or eighty-five percent (85%) of the issued and outstanding capital stock of Canyon, or a controlling interest in Cal Dive is acquired by any Person who is on the Closing Date not a shareholder of Cal Dive.



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         (l)      ERISA.

                  (i) Both events described in clauses (a) and (b) following shall occur: (a) either (w) proceedings have been instituted to terminate, or a notice of termination has been filed with respect to, any Pension Plan (other than a Multiemployer Plan) by any ERISA Affiliate, the PBGC or any representative of either, or any such Pension Plan shall be terminated under Section 4041 or Section 4042 of ERISA, (x) a Reportable Event has occurred with respect to any Pension Plan (other than a Multiemployer Plan) and continues for a period of sixty (60) days, (y) a Prohibited Transaction has occurred, or (z) any other event or condition which constitutes grounds under
                           Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, a Pension Plan has occurred, and (b) the sum of any liability to PBGC under Section 4062 of ERISA, plus the currently payable obligations of any ERISA Affiliate to fund liabilities under all Pension Plans (when aggregated with the liabilities related to the events described in clause (a) above), shall have a material adverse effect on Borrower's business or finances;

                  (ii)     Any of the events described in clauses (a), (b), or
                           (c) following shall occur with respect to any Multiemployer Plan: (a) any ERISA Affiliate incurs a withdrawal liability under Section 4201 of ERISA, or
                           (b) any Multiemployer Plan is "in reorganization" as that term is defined in Section 4241 of ERISA, or (c) any such Multiemployer Plan is terminated under
                           Section 4041A of ERISA; and the aggregate liability likely to be incurred by any ERISA Affiliate as a result of all or any of the events occurring that are specified in clauses (a), (b) and (c) above when aggregated with any liabilities arising pursuant to any event described in the preceding clause (i), shall have a material adverse effect on Borrower's business or finances.

                  (iii) Borrower adopts or amends any Plan so as to create or result in a liability or funding obligation that has a material adverse effect on Borrower's business or finances, or when aggregated with all other liabilities described in this Section 10.1(n) has a material adverse effect on Borrower's business or finances.

         (m) Litigation. Borrower, or any Affiliate, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

         (n) Criminal Forfeiture. Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material Property of Borrower.



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         (o)      Judgments. Any money judgment, writ of attachment or similar process is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien.

         Section 10.2 Acceleration of the Obligations. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.6 hereof, upon or at any time after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Lenders (whether under this Agreement, or any of the other Loan Documents or otherwise) shall, at Agent's option (or, in the case of an Event of Default under Section 10.1(j) hereof, immediately upon the occurrence thereof), become at once due and payable without presentment, demand, protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice whatsoever, and Borrower shall forthwith pay to Lenders, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations.

         Section 10.3 Remedies. Upon and after the occurrence of an Event of Default, Agent shall have and may exercise from time to time the following rights and remedies:

         (a) All of the rights and remedies of a secured party under the Code, or under other applicable law, and all other legal and equitable rights to which Agent may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

         (b)      The right to take immediate possession of the Collateral, and
                  (i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Agent for storage thereof).

         (c) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its discretion, may deem advisable. Borrower agrees that ten days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent and Lenders may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.



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         (d)      Agent is hereby granted a license or other right to use,
                  without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

         (e) The proceeds realized from the sale of any Collateral may be applied, after allowing two Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations.

         (f) With respect to the face amount of all LC Guaranties and Letters of Credit issued by Agent may, at its option, require Borrower to deposit with Lender funds equal to such face amount, and if Borrower fails to promptly make such deposit, Lenders may advance such amount as a Revolving Loan (whether or not such advance would cause the outstanding balance of Revolving Loans to exceed the Borrowing Base). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit issued by Issuing Bank have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or to the extent all Obligations have been indefeasibly paid in full, returned to Borrower.

         Section 10.4 Remedies Cumulative: No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Agent or Lenders, or and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained or of any of the other rights or remedies of Agent or Lenders as provided by any applicable law or in equity. The failure or delay of Agent or Lenders to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral or other rights or remedies shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent or Lenders shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.



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                             ARTICLE 11. THE AGENT

         Section 11.1 Authorization and Action. Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement, and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitations enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or applicable law. To the extent the Lenders do not receive such materials directly from Borrower, Agent agrees to give each Lender promptly a copy of each notice, financial statement or report given to it by Borrower pursuant to the terms of this Agreement and the other Loan Documents.

         Section 11.2 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing,
Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty beyond Agent's customary practices to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties.

         Section 11.3 Fleet and Affiliates. With respect to its commitment hereunder to make Revolving Credit Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, Borrower or any of its Subsidiaries and any Person who may do business with or own Securities of Borrower or any such Subsidiary, all as if Fleet were not Agent and without any duty to account therefor to Lenders.



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         Section 11.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 8.3 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 11.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of the Notes then held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable shares of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

         Section 11.6 Successor Agent. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         Section 11.7 Communications to and from Agent.

         When any notice, approval, consent, waiver or other communication or action is required or may be delivered by the Lenders hereunder or the other Loan Documents, action by the Agent shall be effective for all purposes hereunder; provided, that upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Lenders, unless action by the Agent alone, or only upon instruction of all of the Lenders, is expressly



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

permitted or required hereunder, action shall be taken by the Agent for and on behalf of or for the benefit of all the Lenders as provided in Section 11.1above. The Borrowers may rely on any communication from the Agent hereunder or the other Loan Documents, and need not inquire into the propriety of or authorization for such communication. Upon receipt by the Agent from the Borrower or any Lender of any communication it will, in turn, promptly forward such communication to the Lenders; provided, however, that the Agent shall not be liable for any costs, expenses or losses arising from any failure to so forward any such communication.

         Section 11.8 Limitations of Agency.

         Notwithstanding anything in the Loan Documents, expressed or implied, it is agreed by the parties hereto, that the Agent will act under the Loan Documents as Agent solely for the Lenders and only to the extent specifically set forth herein, and will, under no circumstances, be considered to be an agent or fiduciary of any nature whatsoever in respect to any other person.

         Section 11.9 No Representations or Warranty.

         (a) No Lender (including the Agent) makes to any other Lender any representation or any warranty, expressed or implied, or assumes any responsibility with respect to the Loan or the execution, construction or enforceability of the Loan Documents or any instrument or agreement executed by the Borrower or any other Person in connection therewith.

         (b) The Agent takes no responsibility for the accuracy or completeness of any information concerning the Borrower distributed by the Agent in connection with the Loan nor for the truth of any representation or warranty given or made herein, nor for the validity, effectiveness, adequacy or enforceability of this Agreement or any of the other Loan Documents.

         Section 11.10 Distribution.

         The Agent shall be responsible for promptly distributing each Lender's share of all net amounts received by the Agent under any of the Loan Documents pursuant to the terms of the Loan Documents. Each Lender shall be responsible for designating by written notice to the Agent the account to which such distribution shall be deposited.

         Section 11.11 Limitation of Suits.

         All rights of action and claims under this Agreement and the other Loan Documents of the Lenders shall be prosecuted and enforced only by the Agent. The Lenders agree that they shall not independently institute any proceedings, judicial or otherwise, to enforce their rights against the Borrowers under this Agreement and the other Loan Documents. However, notwithstanding anything contained in this Section 11.11, the Lenders shall always retain their ability to retain independent counsel and to protect their rights under this Agreement and the other Loan Documents.

         Section 11.12 Right of Setoff.



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

         Upon the occurrence and during the continuation of any Event of Default, the Lenders each are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held by the Lenders and all of the indebtedness arising in connection with this Agreement irrespective of whether or not such Lender will have made any demand under this Agreement, the Note or any other Loan Document. The Borrower also hereby grants to each of the Lenders a security interest in and hereby transfers, assigns, sets over and conveys to each of the Lenders, as security for payment of the Loan, all such deposits, funds or property of the Borrower or indebtedness of any Lender to the Borrower. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the Borrower pro rata in accordance with their respective portions of the Loan. Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Lenders under this Section 11.12 are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Lenders may have. Nothing contained herein shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower to such Lender.

                           ARTICLE 12. MISCELLANEOUS

         Section 12.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, in either Borrower's or Agent's name, but at the cost and expense of
Borrower:

         (a) At such time or times hereafter as Agent or said agent may determine and after notice to Borrower, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control; and

         (b) At such time or times upon or after the occurrence of an Event of Default as Agent or its agent may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral;
                  (vi) receive,



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

                  open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory, and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Vessels, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

         Section 12.2 Indemnity. Borrower hereby indemnifies, holds harmless, and shall defend Agent and Lenders and their directors, officers, agents, counsel and employees ("Indemnified Persons") from and against any and all losses, liabilities, damages, costs, expenses, suits, actions and proceedings ("Losses") ever suffered or incurred by any Indemnified Person arising out of or relating to this Agreement or any other transaction contemplated hereby, including, without limitation, any Losses caused by the negligence of such Indemnified Person, but not including any Losses caused by the gross negligence or willful misconduct of such Indemnified Person, and Borrower shall reimburse Agent and Lenders and each other Indemnified Person for any expenses (including in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom, including any such costs of responding to discovery requests or subpoenas, regardless of whether Agent and Lenders or such other Indemnified Person is a party thereto). Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Agent and Lenders or any other Indemnified Person by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Borrower may select counsel with respect to any Losses; provided, however, each Indemnified Person shall have the right to monitor the progress of any claims, suits and administrative proceedings defended by Borrower hereunder with counsel of such Indemnified Person's choice, or conduct its defense through counsel of such Indemnified Person's choice, in the event that (i) such Indemnified Person determines in good faith that the conduct of its defense by Borrower could be materially prejudicial to such Indemnified Person's interests or that other reasonable grounds exist which demonstrate a lack of effectiveness or high level of quality in the conduct of such defense by Borrower, and (ii) prior to retaining such counsel for such purpose, such Indemnified Person shall consult with Borrower and shall attempt in good faith to agree upon counsel to conduct the defense on behalf of Borrower and such Indemnified Person, and in each case the fees and disbursements of such counsel shall be paid by Borrower; provided, however, that if such mutual agreement is not reached within a reasonable time on selecting counsel, then such Indemnified Person may retain its own counsel at Borrower's expense. Notwithstanding any contrary provision of this Agreement, the obligation of Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.



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

         Section 12.3 Reimbursement of Expenses. Without limiting Borrower's obligations for payment of expenses as provided elsewhere in this Agreement or in any other Loan Document, if, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Agent or Lenders incur any out-of-pocket expenses (including, without limitation, the fees and expenses of Agent or Lenders' attorneys if Agent or Lenders retain legal counsel) in connection with: (a) the negotiation and preparation of the Loan Documents, any amendment or modification of any Loan Documents; or (b) the administration of the Loan Documents and the transactions contemplated thereby; (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, Lenders, Borrower or any other Person) in any way relating to the Collateral, any Loan Documents, Agent's, Lenders' and Borrower's relationship, or Borrower's affairs; (d) any attempt to enforce any rights of Agent or Lenders against Borrower or any other Person which may be obligated to Agent or Lenders by virtue of any Loan Documents, including, without limitation, the Account Debtors; (e) the exercise or enforcement of any rights, remedies or privileges of Lender under the Loan Documents or applicable law; (f) the analysis of information received in connection with any Loan Documents; (g) the audit or appraisal of any Collateral or Borrower's books and records; (h) the granting of any consents or waivers requested in connection with the Loan Documents; (i) the collection of any Obligations; or (j) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, all expenses, costs, charges and other fees incurred by Agent, Lender or their attorneys or relating to any of the events or actions described in this Section 12.4 shall be payable, on demand, by Borrower to Agent, and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs; appraisal costs; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; attorney and paralegal fees, costs and expenses; long distance telephone charges; air express charges; telegram and facsimile charges; wire transfer fees; secretarial overtime charges; and expenses for travel, lodging and food. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Agent or Lenders) shall be payable on account of the execution or delivery of any of the Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith. Notwithstanding anything else contained in this Agreement, Borrower shall have no obligation to reimburse or indemnify any Lender for its costs, expenses or losses if they arise out of an action by Borrower to enforce such Lender's several obligations under this Agreement and Borrower is successful in such an action.

         Section 12.4 Indulgences Not Waivers. Agent's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by



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Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Agent, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and sent to Borrower.

         Section 12.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 12.6 Modification of Agreement; Sale of Interest.

         (a) The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Borrower, Majority Lenders and, if required by the terms hereof, Agent. No Borrower may sell, assign or transfer any of the Loan Documents, or any of the Obligations, or any portion thereof, including without limitation, any Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Each Borrower hereby consents to Agent's and any Lender's sale of participation, assignment, transfer or other disposition in accordance with the terms of this Section 12.6, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, Agent's and any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced in writing or not; Each Borrower agrees that it will use its best efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of participation in or assignment of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda and executing appropriate amendments to the signature pages hereto to reflect the addition of any Lenders and such Lender's respective commitments. The foregoing notwithstanding, except with respect to sales, assignments or transfers to Affiliates under common control pursuant to which the selling, assigning or transferring Lender retains its voting rights, no Lender shall sell participate or assign, transfer or otherwise dispose of any of the Loan Documents or any portion thereof or interest therein, without the prior written consent of Agent, which shall not be unreasonably withheld.

         (b) In respect to any assignment by a Lender of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitments, the Revolving Loans owed to it and the Note held by it (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the aggregate amount of the Revolving Credit Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance



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

                  with respect to such assignment) shall in no event be less than $2,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as to which Borrower and the Agent may consent to and (B) after giving effect to each such assignment in the amount of the Revolving Credit Commitments of the Assigning Lender shall in no event be less than $2,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance in the form of Exhibit Y hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Lender may without the consent of Borrower or the Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution all of its rights and obligations under this Agreement. The foregoing notwithstanding, no Person may become a Lender or a Participating Lender hereunder, unless such Person is a financial institution having stockholders' equity (or the equivalent) of at least One Hundred Million Dollars ($100,000,000). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). If, pursuant to this Section 12.6, any interest in this Agreement or any Revolving Credit Loan or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participating Lender), and may cause any Participating Lender concurrently with the effectiveness of such transfer, (a) to represent to the transferor Lender (for the benefit of the transferor Lender, Agent and Borrower) that under applicable law and treaties no Taxes will be required to be withheld by Agent, Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Revolving Credit Loans, or the Notes, (b) to furnish to the transferor Lender, Agent or Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transfer claims entitlement to complete exemption form U.S. federal withholding tax on all interest payments hereunder), and (c) to agree (for the benefit of the transferor Lender, Agent and Borrower) to provide the transferor Lender, Agent and Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.



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

         (c) In addition to, and not in limitation of the foregoing, Borrower acknowledges that if Fleet intends to sell, assign or participate any of its Revolving Credit Commitments, Borrower agrees to use its best efforts to assist Fleet in any respect to any such sale, assignment or participation.

                  (i) In the event any Lender assigns or otherwise transfers all or any part of its Note any such Lender shall so notify Borrower and Borrower shall, upon the request of such Lender, issue new Notes in exchange for the old Notes.

                  (ii) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Borrower (a "Participating Lender") participating interests in any Loans, the Revolving Credit Commitments of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall grant any participation under which the Participating Lender shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would: (A) extend the final maturity date for payment of the Loans in which such Participating Lender is participating; (B) reduce the interest rate or the amount of principal or fees applicable to the Loans in which such Participating Lender is participating; or (C) release all or substantially all of the Collateral, except as expressly provided herein. In those cases in which an Originating Lender grants rights to a Participating Lender to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in clauses (A) through (C) of the preceding sentence, the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of such Lender's portion of the Loans (irrespective of whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Loans. In the case of any participation, the Participating Lender shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the Participating Lender's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the Participating Lender relating thereto). In no event shall any Participating Lender grant a participation in its participation interest in the Loans without the prior written consent of Agent, which approval shall not be unreasonably withheld. All amounts payable by Borrower hereunder shall be determined as if the Originating Lender had not sold any such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been



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                           declared or shall have become due and payable upon
                           the occurrence of an Event of Default, each Participating Lender shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (iii) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Board or U.S. Treasury Regulation 31 C.F.R. Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  (iv) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however: (a) that no amendment, waiver or consent -------- shall, unless in writing and signed by each Lender affected thereby do any of the following: (i) increase the aggregate Revolving Credit Commitments, or subject any Lender to any additional obligations, (ii) reduce the principal of, or decrease the rate of interest on, the Notes or other amount payable hereunder other than those payable only to Fleet in its capacity as Agent which may be reduced by Fleet unilaterally,
                           (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or other amounts payable hereunder, other than those payable only to Fleet in its capacity as Agent which may be postponed by Fleet unilaterally, (iv) reduce the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder,
                           (v) release or discharge any Person liable for the performance of any obligations of Borrower hereunder or under any of the Loan Documents, (vi) increase the advance rates contained in the definition of the Borrowing Base, (vii) to the extent Agent's or Lenders' consent is required by the terms hereof, release all or substantially all of the Collateral or
                           (viii) amend this Section 12.6; (b) that no amendment, waiver or consent shall be effective unless in writing and signed by either Required Lenders or all Lenders, as required by the terms hereof and, if such amendment, waiver or consent affects Agent or its rights hereunder, Agent.

                  (v) The foregoing notwithstanding, Agent on behalf of itself and all Lenders may waive Events of Default arising from the breach of any of the financial covenants contained in Section 8.3 if the deviation from each such financial covenant does not exceed ten percent (10%).



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         Section 12.7 Cumulative Effect: Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.6 and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         Section 12.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         Section 12.9 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail return receipt requested, by Federal Express or similar courier company or by telefax during normal business hours and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the U.S. mail postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, addressed as follows:

         (a)      If to Agent:      Fleet Capital Corporation
                                    5950 Sherry Lane, Suite 300
                                    Dallas, Texas 75225
                                    Attn: Loan Administration Manager
                                    Fax No: (214) 706-7066

         (b)      If to Lenders:    Fleet Capital Corporation
                                    5950 Sherry Lane, Suite 300
                                    Dallas, Texas 75225
                                    Attn: Loan Administration Manager
                                    Fax No: (214) 706-7066

                                    Southwest Bank of Texas, N.A.
                                    5 Post Oak Park
                                    4400 Post Oak Parkway
                                    Houston, Texas 77027
                                    Attention: Steve Stephens
                                    Fax No: (713) 232-1533

                                    Whitney National Bank
                                    P.O. Box 61260
                                    New Orleans, Louisiana  70161
                                    Attention: Kevin Rafferty
                                    Fax No: (504) 586-3409



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

         (c)      If to Borrower:   Cal Dive International, Inc.
                                    400 N. Sam Houston Parkway E., Suite 400
                                    Houston, Texas 77060-3500
                                    Attention: Wade Pursell
                                    Fax No: (281) 618-0505

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10; provided, however, that any notice, request or demand to or upon Agent or Lenders pursuant to Sections 2.4 or 3.4 shall not be effective until received by Agent or Lenders. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

         Section 12.10 Agent or Lenders' Consent. Whenever Agent's or Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Agent or Lenders shall be authorized to give or withhold such consent in their good faith discretion (unless otherwise specifically provided herein) and to condition their consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         Section 12.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         Section 12.12 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

         Section 12.13 No Fiduciary Relationship or Joint Venture. No provision herein or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship among Agent or Lenders and Borrower or to create any partnership or joint venture among Lenders and Borrower.

         Section 12.14 Publicity. Each Borrower and Lender hereby consents to Agent's use of the name or tradestyle of such Person in any announcements or advertisements relating to the completion of the transactions contemplated hereby and the role played by Agent in providing financing to Borrower hereunder in such media and in such manner as Agent, with the prior written consent of Borrower, which shall not be unreasonably withheld or delayed, deems appropriate.

         Section 12.15 Destruction of Borrower's Documents. Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) month after they are delivered to or received by Agent, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return; provided, that in no event shall Agent be liable to Borrower for any failure to retain Borrower's records for any period of time or to return such records to Borrower.



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         Section 12.16 Nonapplicability of Chapter 346. Borrower, Agent and
Lenders hereby agree that Chapter 346 of the Texas Finance Code (regulating certain revolving loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

         Section 12.17 No Preservation or Marshaling. Borrower agrees that Agent and Lenders have no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

         Section 12.18 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, AGENT OR BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF



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ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORM OR
JURISDICTION.

         Section 12.19 WAIVERS BY BORROWER. BORROWER WAIVES (a) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND LENDER HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (b) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR LENDERS ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR LENDERS MAY DO IN THIS REGARD; (c) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (d) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND
(e) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND LENDERS' ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDER ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER HEREBY AGREES THAT IT SHALL HAVE NO RIGHT TO REQUIRE AGENT TO TERMINATE AGENT'S SECURITY INTEREST IN THE COLLATERAL OR IN ANY OF THE PROPERTY OF BORROWER UNTIL THE OCCURRENCE OF EACH OF THE
FOLLOWING: (i) PAYMENT IN FULL IN IMMEDIATELY AVAILABLE FUNDS OF ALL OBLIGATIONS KNOWN EXISTING, THREATENED OR CLAIMED WHICH CAN BE GIVEN A MONETARY VALUE; (ii) TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 3.4; AND (iii) EXECUTION BY BORROWER AND BY ANY PERSON WHOSE LOANS TO BORROWER ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS OF AN AGREEMENT INDEMNIFYING AGENT AND LENDERS FROM ANY LOSS OR DAMAGE AGENT OR LENDERS MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY AGENT AND LENDERS FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS, AND BORROWER HEREBY WAIVES ANY RIGHT TO REQUIRE A TERMINATION OF AGENT'S SECURITY INTEREST PRIOR TO THE OCCURRENCE OF EACH OF THE ABOVE-DESCRIBED EVENTS.

         Section 12.20 DTPA WAIVER. BORROWER HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN.
Section 17.01 ET SEQ. (VERNON SUPP. 1987)), OTHER THAN SECTION 17.555

THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS
AND REPRESENTS THAT BORROWER (a) HAS ASSETS OF $5,000,000 OR MORE, (b) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (c) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO AGENT AND LENDERS, AND
(d) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         Section 12.21 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 12.22 RELEASE. BORROWER ACKNOWLEDGES AND AGREES THAT (a) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE AMENDED LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (b) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE AMENDED LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE AMENDED LOAN DOCUMENTS, SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF AGENT'S AND LENDERS' EXECUTION AND DELIVERY OF THIS AGREEMENT.

         Section 12.23 Amendment and Restatement. This Agreement and the Notes are given in amendment, restatement, renewal and extension (and not in extinguishment or satisfaction) of the Amended Loan Documents. With respect to matters relating to the period prior to the date hereof, all the provisions of the Amended Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

                         [Remainder of page left blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed in _________, Texas, on the day and year specified at the beginning hereof.

                                               BORROWER:

                                               CAL DIVE INTERNATIONAL, INC.


                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                               ENERGY RESOURCE TECHNOLOGY, INC.


                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                               AQUATICA, INC.


                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                               CANYON OFFSHORE, INC.


                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                               LENDERS:

                                               SOUTHWEST BANK OF TEXAS, N.A.


                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                               FLEET CAPITAL CORPORATION


                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                               WHITNEY NATIONAL BANK

                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                               AGENT:

                                               FLEET CAPITAL CORPORATION


                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                   SCHEDULE 1

                                 LIST OF LENDERS


                                                            PERCENTAGE OF
                                    AMOUNT OF REVOLVING    REVOLVING CREDIT
 NAME AND ADDRESS OF LENDER          CREDIT COMMITMENT       COMMITMENT
-----------------------------       -------------------    ----------------
Fleet Capital Corporation
5950 Sherry Lane, Suite 300             $35,000,000             58.3%
Dallas, Texas 75225

Southwest Bank of Texas, N.A.
5 Post Oak Park                         $ 5,000,000              8.3%
4400 Post Oak Parkway
Houston, Texas 77027

Whitney National Bank
P.O. Box 61260                          $20,000,000             33.3%
New Orleans, Louisiana 70161


                                   SCHEDULE 2

                                 LIST OF VESSELS

                  VESSEL                FLAG         OFFICIAL NUMBER
                  ------                ----         ---------------
     1.       CAL DIVER I               U.S.             555055
     2.       CAL DIVER II              U.S.             582698
     3.       CAL DIVER III             U.S.             590456
     4.       CAL DIVER V               U.S.             536440
     5.       CAL DIVE BARGE I          U.S.             610175
     6.       MR. JOE                   U.S.             547927
     7.       WITCH QUEEN             Bahamas            726136
     8.       ECLIPSE                 Bahamas           8000430
     9.       MYSTIC VIKING           Bahamas            800547
    10.       MERLIN                  Bahamas            730930
    11.       SEA SORCERESS           Bahamas           9000009
    12.       UNCLE JOHN              Bahamas            728134

                                   SCHEDULE 3

                                REDUCTION AMOUNT